                              DATED 2 November 2004

                             ARLINGTON TANKERS LTD.
                                  (AS BORROWER)

                                     - AND -

                          FORTIS BANK (NEDERLAND) N.V.
                                       AND
                                  HSBC BANK PLC
                          (AS MANDATED LEAD ARRANGERS)

                                     - AND -

                           FORTIS BANK NEDERLAND N.V.
                         (AS AGENT AND SECURITY TRUSTEE)

                                     - AND -

                          FORTIS BANK (NEDERLAND) N.V.
                                       AND
                                  HSBC BANK PLC
                                   AND OTHERS
                                  (AS LENDERS)

                                     - AND -

                          FORTIS BANK (NEDERLAND) N.V.
                                       AND
                                  HSBC BANK PLC
                               (AS SWAP PROVIDERS)

                       -----------------------------------

                             US$135,000,000 SECURED
                             LOAN FACILITY AGREEMENT
                       -----------------------------------

                               STEPHENSON HARWOOD
                            ONE ST. PAUL'S CHURCHYARD
                                 LONDON EC4M 8SH
                               TEL: 020 7329 4422
                               FAX: 020 7329 7100
                                  REF: 819/1162

                                    CONTENTS

LOAN AGREEMENT

DATED: 2 November 2004

BETWEEN:-

(1)  ARLINGTON TANKERS LTD., a company incorporated under the laws of Bermuda with its registered office at Clarendon House, 2 Church Street, Hamilton HM
     11, Bermuda ("THE BORROWER"); and

(2)  FORTIS BANK (NEDERLAND) N.V. acting through its office at Haakon VII's gt
     10, 0161 Oslo, Norway and HSBC BANK PLC acting through its office at 8
     Canada Square, London E14 5HQ, United Kingdom as mandated lead arrangers
     (the "ARRANGERS"); and

(3)  FORTIS BANK (NEDERLAND) N.V., acting as agent and security trustee through its office at Haakon VII's gt 10, 0161 Oslo, Norway (in that capacity "THE
     AGENT"); and

(4)  the banks listed in Schedule 2, each acting through its office at the address indicated against its name in Schedule 2 (together "THE BANKS" and each a "BANK"); and

(5)  FORTIS BANK (NEDERLAND) N.V. acting through its office at Haakon VII's gt
     10, 0161 Oslo, Norway and HSBC BANK PLC acting through its office at 8
     Canada Square, London E14 5HQ, United Kingdom as swap providers (each a
     "SWAP PROVIDER" and together the "SWAP PROVIDERS").

WHEREAS:-

(A)  Each of the Guarantors is or will be the registered owner of the Vessel listed against its name in Schedule 1.

(B)  Each of the Vessels is or will be registered in the ownership of her Owner under the flag of the country indicated against its name in Schedule 1.

(C)  Each of the Banks has agreed to advance to the Borrower its respective
     Commitment of an aggregate amount not exceeding one hundred and thirty five million Dollars ($135,000,000) in order to allow the Borrower to downstream such sums to the Guarantors to assist the Guarantors in financing the acquisition of the Vessels.

(D)  Each of the Swap Providers has entered or will enter into a Master
     Agreement with the Borrower on or around the date of this Agreement.

IT IS AGREED as follows:-

1    DEFINITIONS AND INTERPRETATION

     1.1       DEFINITIONS

               In this Agreement:-

               1.1.1     "THE ACCOUNT SECURITY DEED" means the Account Security
                         Deed referred to in Clause 9.4.

               1.1.2     "THE ADDRESS FOR SERVICE" means c/o Conyers Dill &
                         Pearman, 34 Threadneedle Street, London EC2R 8AY or, in
                         relation to any of the Security Parties, such other
                         address in England and Wales as that Security Party may
                         from time to time designate by no fewer than ten days'
                         written notice to the Agent.

               1.1.3     "THE ADMINISTRATION" has the meaning given to it in
                         paragraph 1.1.3 of the ISM Code.

               1.1.4     the "ADVANCE DATE", in relation to the Drawing, means
                         the date on which the Drawing is advanced by the Banks
                         to the Borrower pursuant to Clause 2.

               1.1.5     "AFFILIATES" means, in respect of a specified Person,
                         any Person that directly or indirectly controls, is
                         controlled by, or is under common control with, the
                         specified Person, and for this purpose "control" means
                         the ownership of more than fifty percent (50%) of the
                         voting share capital (or equivalent rights of
                         ownership) of such Person.

               1.1.6     "APPROVED BROKERS" means Fearnleys AS, Barry Rogliano
                         Salles and any other broker so designated by the
                         Borrower and the Agent.

               1.1.7     "ARLINGTON CHARTER GUARANTEES" means the guarantees and
                         indemnities executed by the Borrower in favour of each
                         of the Charterers in respect of the Owners' obligations
                         under the Charters (each an "ARLINGTON CHARTER
                         GUARANTEE").

               1.1.8     "ARLINGTON MANAGEMENT GUARANTEE" means the guarantee
                         and indemnity executed by the Borrower in favour of the
                         Manager in respect of each of the Owners obligations
                         under the relevant Management Agreements.

               1.1.9     "THE ASSIGNMENTS" means the deeds of assignment of
                         (inter alia) the Insurances, Earnings, Requisition
                         Compensation, Management Agreements, Charters and
                         Charter Guarantees referred to in Clause 9.2 (each an
                         "ASSIGNMENT").

               1.1.10    "ATTRIBUTABLE PERCENTAGE" means, in respect of each
                         Vessel, the percentage set out against such Vessel in
                         Schedule 1.

               1.1.11    "THE AVAILABILITY TERMINATION DATE" means 31 December
                         2004 or such later date as the Banks may in their
                         discretion agree.

               1.1.12    "BREAK COSTS" means all costs, losses, premiums or
                         penalties incurred by the Agent or any Bank in the
                         circumstances contemplated by Clause 18.4, or as a
                         result of it receiving any prepayment of all or any
                         part of the Loan (whether pursuant to Clause 5 or
                         otherwise), or any other payment under or in relation
                         to the Security Documents on a day other than the due
                         date for payment of the sum in question, and includes
                         (without limitation) any losses or costs incurred in
                         liquidating or re-employing deposits from third parties
                         acquired to effect or maintain the Loan, and any
                         liabilities, expenses or losses incurred by the Agent
                         or any Bank in terminating or reversing, or otherwise
                         in connection with, any Transaction or any other
                         interest rate and/or currency swap, transaction or
                         arrangement entered into by the Agent or any Bank to
                         hedge any exposure arising under this Agreement, or in
                         terminating or reversing, or otherwise in connection
                         with, any open position arising under this Agreement.

               1.1.13    "BUSINESS DAY" means a day on which banks are open for
                         the transaction of business of the nature contemplated
                         by this Agreement (and not authorised by law to close)
                         in New York, United States of America; London, England;
                         Rotterdam, the Netherlands and any other financial
                         centre which any Bank may consider appropriate for the
                         operation of the provisions of this Agreement.

               1.1.14    "CASH COLLATERAL ACCOUNT" means a bank account opened
                         or to be opened in the name of the Borrower with the
                         Agent and designated "Arlington - Cash Collateral
                         Account".

               1.1.15    "CASH COLLATERAL" means cash standing to the credit of
                         the Cash Collateral Account.

               1.1.16    "CASH EQUIVALENTS" means the following where the
                         Borrower has free, immediate and direct access:

                         (a)       any security issued directly or fully
                                   guaranteed or insured by the United States of
                                   America or any OECD government whose
                                   securities are readily marketable in London,
                                   Paris, Frankfurt or New York City, or any
                                   agency or instrumentality thereof;

                         (b)       other readily marketable securities or other
                                   easily realisable investments having a rating
                                   of at least A from Standard and Poor's
                                   Ratings Group or Moody's Investors Service,
                                   Inc;

                         (c)       any Eurodollar time deposit, overnight
                                   deposit or banker's acceptance, issued by, or
                                   time deposit of a commercial banking
                                   institution which has, on a combined basis,
                                   capital, surplus and undivided profit of not
                                   less than $250,000,000 and has a Moody's
                                   Agent Credit Service rating for short term
                                   Agent deposits of at least P2;

                         (d)       repurchase obligations with a term of not
                                   more than ninety (90) days for underlying
                                   securities of the types described in
                                   paragraph (a) above entered into with any
                                   commercial banking institution meeting the
                                   qualifications specified in paragraph (c)
                                   above;

                         (e)       short term commercial paper issued by any
                                   person, having one of the top two investment
                                   ratings from either Standard & Poor's Ratings
                                   Group or Moody's Investors Service, Inc;

                         (f)       investments in money market funds
                                   substantially all of whose assets are
                                   comprised of securities of the types
                                   described in paragraphs (a) to (e) above;

                         (g)       deposits which are unrestricted as to
                                   withdrawal with commercial banking
                                   institutions meeting the criteria set forth
                                   in paragraph (c) above; and

                         (h)       undrawn committed credit lines.

               1.1.17    "CHARTERS" means in respect of each Vessel, the time
                         charters entered into or to be entered into between the
                         relevant Owner and the relevant Charterer (each a
                         "CHARTER" and together the "CHARTERS").

               1.1.18    "CHARTERERS" means:

                         (a)       in respect of the V-MAX Vessels, CM V-MAX I
                                   Limited and CM V-MAX II Limited or, at any
                                   stage following a change of charterer as
                                   contemplated by Clause 11.2.2(iii), Stena
                                   Bulk AB; and

                         (b)       in respect of the Stena Vessels, Stena Bulk
                                   AB,

                         (each a "CHARTERER" and together the "CHARTERERS")

               1.1.19    "CHARTER GUARANTEES" means:

                           (a)      in respect of each of the V-MAX Vessels, a
                                    performance guarantee issued or to be issued
                                    by Concordia Maritime AB in favour of the
                                    relevant Owner or, at any stage following a
                                    change of charterer as contemplated by
                                    Clause 11.2.2(iii), Stena AB; and

                           (b)      in respect of each of the Stena Vessels, a
                                    performance guarantee issued or to be issued
                                    by Stena AB in favour of the relevant Owner.

               1.1.20    "CHARTER SUBSTITUTION AGREEMENTS" means the agreements
                         entered into or to be entered into between Stena AB and
                         each Owner of a V-MAX Vessel pursuant to which Stena AB
                         has agreed that in the event that the Charter for that
                         Vessel terminates Stena AB will procure that Stena Bulk
                         AB will, in certain circumstances, enter into a
                         replacement charter for the remainder of the Facility
                         Period and that Stena AB will guarantee the obligations
                         of Stena Bulk AB as charterer thereunder.

               1.1.21    "COMMERCIAL DOCUMENTS" means the Charters, the
                         Management Agreements, the Intercompany Funding
                         Agreement, the Sun Charters, the Management Agreement
                         Guarantees, the V-Max Charter Side Letters, the V-Max
                         Management Side Letters, the Charter Substitution
                         Agreements, the Arlington Charter Guarantees and the
                         Arlington Management Guarantee.

               1.1.22    "COMMERCIAL PARTIES" means the Charterers, Concordia
                         Maritime AB, Stena AB and the Managers.

               1.1.23    "COMMITMENT" means, in relation to each Bank, the
                         amount of the Loan which that Bank agrees to advance to
                         the Borrower as its several liability as indicated
                         against the name of that Bank in Schedule 2 and/or,
                         where the context permits, the amount of the Loan
                         advanced by that Bank and remaining outstanding.

               1.1.24    a "COMMUNICATION" means any notice, approval, demand,
                         request or other communication from one party to this
                         Agreement to any other party to this Agreement.

               1.1.25    "THE COMMUNICATIONS ADDRESS" means First Floor, The
                         Hayward Building, 22 Bermudiana Road, Hamilton HM11
                         Bermuda (fax no: + 44 1 292 4258) marked for the
                         attention of The President.

               1.1.26    "THE COMPANY" means, at any given time and in relation
                         to any Vessel, the company responsible for the Vessel's
                         compliance with the ISM Code pursuant to paragraph
                         1.1.2 of the ISM Code.

               1.1.27    "CONFIRMATION" means a Confirmation exchanged, or
                         deemed exchanged, between a Swap Provider and the
                         Borrower as contemplated by a Master Agreement.

               1.1.28    "CREDIT SUPPORT DOCUMENT" means any document described
                         as such in either of the Master Agreements and, where
                         the context permits, any other document referred to in
                         any Credit Support Document which has the effect of
                         creating an Encumbrance in favour of a Swap Provider.

               1.1.29    "CREDIT SUPPORT PROVIDER" means any person (other than
                         the Borrower) described as such in a Master Agreement.

                                       1

               1.1.30    "CURRENCY OF ACCOUNT" means, in relation to any payment
                         to be made to the Finance Parties under or pursuant to
                         any of the Security Documents, the currency in which
                         that payment is required to be made by the terms of the
                         relevant Security Document.

               1.1.31    "THE DEEDS OF COVENANTS" means the deeds of covenants
                         referred to in Clause 9.1 (each a "DEED OF Covenants").

               1.1.32    "DEFAULT RATE" means the rate of three per centum (3%)
                         per annum above the cost to the Agent of obtaining
                         funds in amount similar to the amount of the
                         Indebtedness or any relevant part of the Indebtedness
                         for such periods as the Agent shall determine in
                         accordance with Clause 6.4.

               1.1.33    "DOC" means, in relation to each Company, a valid
                         Document of Compliance issued for the Company by the
                         Administration pursuant to paragraph 13.2 of the ISM
                         Code.

               1.1.34    "DOLLARS" and "$" each means available and freely
                         transferable and convertible funds in lawful currency
                         of the United States of America.

               1.1.35    "DRAWDOWN NOTICE" means a notice complying with Clause
                         2.3.

               1.1.36    "DRAWING" means the Loan advanced by the Banks to the
                         Borrower in accordance with Clause 2.3.

               1.1.37    "EARNINGS", in relation to a Vessel, means all hires,
                         freights, pool income and other sums payable to or for
                         the account of the Owner in respect of that Vessel
                         including (without limitation) all remuneration for
                         salvage and towage services, demurrage and detention
                         moneys, contributions in general average, compensation
                         in respect of any requisition for hire and damages and
                         other payments (whether awarded by any court or
                         arbitral tribunal or by agreement or otherwise) for
                         breach, termination or variation of any contract for
                         the operation, employment or use of the Vessel.

               1.1.38    "THE EARNINGS ACCOUNT" means a bank account to be
                         opened in the name of the Borrower with the Agent and
                         designated "Arlington - Earnings Account".

               1.1.39    "ENCUMBRANCE" means any mortgage, charge (fixed or
                         floating), pledge, lien, assignment, hypothecation,
                         preferential right, option, title retention or trust
                         arrangement or any other agreement or arrangement which
                         has the effect of creating security or payment
                         priority.

               1.1.40    "EVENT OF DEFAULT" means any of the events set out in
                         Clause 13.2.

               1.1.41    "EVENT OF MANDATORY PAYMENT" means the event set out in
                         Clause 13.3.

               1.1.42    "THE FACILITY PERIOD" means the period beginning on the
                         date of this Agreement and ending on the date when the
                         whole of the Indebtedness has been repaid in full and
                         the Borrower has ceased to be under any further actual
                         or contingent liability to the Finance Parties under or
                         in connection with the Security Documents.

               1.1.43    "THE FEE LETTER" means a letter from the Agent to the
                         Borrower setting out certain fees, commissions and
                         other sums payable by the Borrower to the Agent in
                         connection with the Loan.

               1.1.44    "FINAL MATURITY DATE" means the date which is five (5)
                         calendar years from the Advance Date.

               1.1.45    "FINANCE PARTIES" means each of the Agent, the Banks
                         and the Swap Providers and "FINANCE PARTY" means any
                         one of them.

               1.1.46    "GAAP" means generally accepted accounting principles
                         and procedures in the USA.

               1.1.47    "THE GUARANTEE" means the joint and several guarantee
                         and indemnity of the Guarantors referred to in Clause
                         9.3.

               1.1.48    "THE GUARANTORS" means each of the companies listed in
                         Schedule 1, each of which is a company incorporated
                         under the laws of Bermuda with its registered office at
                         Clarendon House, 2 Church Street, Hamilton HM 11,
                         Bermuda (together the "GUARANTORS" and each a
                         "GUARANTOR") and/or (where the context permits) any
                         other person or company who shall at any time during
                         the Facility Period give to the Finance Parties a
                         guarantee and/or indemnity for the repayment of all or
                         part of the Indebtedness.

               1.1.49    a "HEDGING TRANSACTION" means a Transaction entered
                         into between a Swap Provider and the Borrower pursuant
                         to a Master Agreement for the purpose of hedging all or
                         part of the Borrower's interest rate risk pursuant to
                         this Agreement.

               1.1.50    "THE INDEBTEDNESS" means the Loan; any Master Agreement
                         Liabilities; all other sums of any nature (together
                         with all interest on any of those sums) which from time
                         to time may be payable by the Borrower to the Finance
                         Parties pursuant to the Security Documents; any damages
                         payable as a result of any breach by any Security Party
                         of any of the Security Documents; and any damages or
                         other sums payable as a result of any of the
                         obligations of any Security Party under or pursuant to
                         any of the Security Documents being disclaimed by a
                         liquidator or any other person, or, where the context
                         permits, the amount thereof for the time being
                         outstanding.

               1.1.51    an "INSTRUCTING GROUP" means any one or more Banks
                         whose combined Proportionate Shares exceed sixty six
                         point six per centum (66.6%).

               1.1.52    "INSURANCES", in relation to a Vessel, means all
                         policies and contracts of insurance (including all
                         entries in protection and indemnity or war risks
                         associations) which are from time to time taken out or
                         entered into in respect of or in connection with that
                         Vessel or her increased value or her Earnings and
                         (where the context permits) all benefits thereof,
                         including all claims of any nature and returns of
                         premium.

               1.1.53    "THE INTERCOMPANY FUNDING AGREEMENT" means the
                         agreement made between the Borrower and the Guarantors
                         under which (amongst other things) the Borrower will
                         provide funding to the Guarantors.

               1.1.54    "INTEREST PAYMENT DATE" means each date for the payment
                         of interest in accordance with Clause 6.

               1.1.55    "INTEREST PERIOD" means each interest period selected
                         by the Borrower or agreed by the Agent pursuant to
                         Clause 6.

               1.1.56    "THE ISM CODE" means the International Management Code
                         for the Safe Operation of Ships and for Pollution
                         Prevention, as adopted by the

                         Assembly of the International Maritime Organisation on
                         4 November 1993 by resolution A.741 (18) and
                         incorporated on 19 May 1994 as chapter IX of the Safety
                         of Life at Sea Convention 1974.

               1.1.57    "LAW" means any law, statute, treaty, convention,
                         regulation, instrument or other subordinate legislation
                         or other legislative or quasi-legislative rule or
                         measure, or any order or decree of any government,
                         judicial or public or other body or authority, or any
                         directive, code of practice, circular, guidance note or
                         other direction issued by any competent authority or
                         agency (whether or not having the force of law).

               1.1.58    "LEVERAGE RATIO" means the ratio of the amount of the
                         Loan to the aggregate of the Market Values (as most
                         recently determined at the date of determination of the
                         Leverage Ratio) of those of the Vessels which remain
                         subject to the Mortgages and which have not become a
                         Total Loss, and in the case of any Vessel which has
                         been or may be declared a Total Loss but for which no
                         mandatory prepayment has yet fallen due pursuant to
                         Clause 13.3 the Market Value of such Vessel shall be
                         determined as if such Vessel had not become or been
                         declared a Total Loss.

               1.1.59    "LIBOR" means the rate, rounded to the nearest four
                         decimal places downwards (if the digit displayed in the
                         fifth decimal place is 1,2,3 or 4) or upwards (if the
                         digit displayed in the fifth decimal place is 5,6,7,8
                         or 9) displayed as the British Bankers' Association
                         Interest Settlement Rate on any information service
                         selected by the Agent on which that rate is displayed,
                         for deposits in Dollars of amounts equal to the amount
                         of the Loan or any relevant part of the Loan for a
                         period equal in length to the relevant Interest Period,
                         or (if the Agent is for any reason unable to ascertain
                         that rate) the rate (rounded upwards to the nearest
                         whole multiple of one-sixteenth of one per centum) at
                         which deposits in Dollars of amounts comparable to the
                         amount of the Loan (or any relevant part of the Loan)
                         are offered to the Agent in the London Interbank market
                         for a period equal in length to the relevant Interest
                         Period.

               1.1.60    "THE LOAN" means the aggregate amount from time to time
                         advanced by the Banks to the Borrower pursuant to
                         Clause 2 or, where the context permits, the amount
                         advanced and for the time being outstanding.

               1.1.61    "THE MANAGERS" means in respect of the technical
                         management of the Vessels, Northern Marine Management
                         Ltd., or such other technical managers of the Vessels
                         nominated by the Borrower as the Finance Parties may
                         approve.

               1.1.62    "THE MANAGEMENT AGREEMENTS" means the management
                         agreements entered into between the Owners and the
                         Managers relating to the Vessels.

               1.1.63    "MANAGEMENT AGREEMENT GUARANTEES" means the guarantees
                         and indemnities executed by Stena AB in favour of each
                         of the Owners guaranteeing and indemnifying the Owner
                         in respect of the off-hire and reduced-hire payment
                         obligations of the Managers pursuant to the Management
                         Agreements (each a "MANAGEMENT AGREEMENT GUARANTEE").

               1.1.64    "MANDATORY COST" means, for each Bank to which it
                         applies, the cost imputed to that Bank of compliance
                         with the mandatory liquid asset requirements of the
                         Bank of England and/or the banking supervision or other
                         costs imposed by the Financial Services Authority,
                         determined in accordance with Schedule 3.

               1.1.65    "THE MARGIN" means:

                         (a)       where on the first Business Day of any
                                   Interest Period the Leverage Ratio
                                   (calculated by reference to the then most
                                   recent Market Value of the Vessels) is more
                                   than fifty per centum (50%), the margin for
                                   that Interest Period will be one point two
                                   five per centum (1.25%) per annum; and

                         (b)       where on the first Business Day of any
                                   Interest Period the Leverage Ratio
                                   (calculated by reference to the then most
                                   recent Market Value of the Vessels) is less
                                   than or equal to fifty per centum (50%), the
                                   margin for that Interest Period will be one
                                   point zero per centum (1.00%) per annum.

                         PROVIDED ALWAYS that the Margin may not change more
                         than once in any three month period.

               1.1.66    "MARKET VALUE" means in respect of a valuation of a
                         Vessel the arithmetic average of three valuations
                         provided by two Approved Brokers (or other independent
                         sale and purchase brokers appointed by the Agent and
                         acceptable to the Borrower) and by a third broker
                         appointed by the Borrower and approved by the Agent.
                         Any such valuations shall, unless otherwise required by
                         the Banks, be made on the basis of a charter free sale
                         for prompt delivery for cash at arms length on normal
                         commercial terms as between a willing seller and a
                         willing buyer. In the case of any Vessel which has been
                         or may be declared a Total Loss, but for which no
                         mandatory prepayment has yet fallen due pursuant to
                         Clause 13.3, the Market Value of such Vessel shall be
                         determined as if such Vessel had not become or been
                         declared a Total Loss.

               1.1.67    "MASTER AGREEMENTS" means any ISDA Master Agreement (or
                         any other form of master agreement relating to interest
                         or currency exchange transactions) entered into between
                         a Swap Provider and the Borrower during the Facility
                         Period, including each Schedule to any Master Agreement
                         and each Confirmation exchanged pursuant to any Master
                         Agreement (each of which shall be referred to as a
                         "MASTER AGREEMENT").

               1.1.68    "THE MASTER AGREEMENT LIABILITIES" means, at any
                         relevant time, all liabilities of the Borrower to the
                         Swap Providers under or pursuant to the Master
                         Agreements, whether actual or contingent, present or
                         future.

               1.1.69    "MATERIAL ADVERSE EFFECT" means a material adverse
                         effect on the business or financial condition of any
                         Security Party, the ability of any Security Party to
                         perform its obligations under any Security Document, or
                         the validity or enforceability of any Security
                         Document.

               1.1.70    "THE MAXIMUM LOAN AMOUNT" means, subject to Clause 2.8,
                         one hundred and thirty five million Dollars
                         ($135,000,000).

               1.1.71    "THE MORTGAGEES' INSURANCES" means all policies and
                         contracts of mortgagees' interest insurance,
                         mortgagees' additional perils (oil pollution) insurance
                         and any other insurance which is or becomes customarily
                         taken out by banks or other financial institutions in
                         respect of vessels of similar age and type and under
                         similar management arrangements to the Vessels,

                         from time to time taken out by the Agent on behalf of
                         the Finance Parties in relation to the Vessels.

               1.1.72    "THE MORTGAGES" means the first priority mortgages
                         referred to in Clause 9.1 (each a "MORTGAGE").

               1.1.73    "NOTIONAL AMOUNT", in respect of any Hedging
                         Transaction, means the Notional Amount as defined in
                         the Confirmation relating to that Hedging Transaction.

               1.1.74    "OWNER" means, in relation to a Vessel, the Guarantor
                         against whose name the name of that Vessel appears in
                         Schedule 1.

               1.1.75    "PERSON" means any individual or entity.

               1.1.76    "PERMITTED ENCUMBRANCES" means any Encumbrance which
                         has the prior written approval of the Agent, or any
                         Encumbrance arising either by the operation of law or
                         in the ordinary course of business of the Borrower or
                         an Owner which is promptly discharged.

               1.1.77    "POTENTIAL EVENT OF DEFAULT" means any event which,
                         with the giving of notice and/or the passage of time
                         and/or the satisfaction of any materiality test, would
                         constitute an Event of Default.

               1.1.78    "PROCEEDINGS" means any suit, action or proceedings
                         begun by a Finance Party arising out of or in
                         connection with the Security Documents.

               1.1.79    "PROPORTIONATE SHARE" means, at any time, the
                         proportion which that Bank's Commitment (whether or not
                         advanced) then bears to the aggregate Commitments of
                         all the Banks (whether or not advanced).

               1.1.80    "QUIET ENJOYMENT AGREEMENTS" means the agreements, one
                         for each Vessel, entered or to be entered into between
                         the relevant Owner, the relevant Charterer, the Manager
                         and the Agent.

               1.1.81    "REPAYMENT DATE" means the date for payment of any
                         Repayment Instalment in accordance with Clause 5.

               1.1.82    "REPAYMENT INSTALMENT" means any instalment of the Loan
                         to be repaid by the Borrower pursuant to Clause 5.

               1.1.83    "REQUISITION COMPENSATION", in relation to a Vessel,
                         means all compensation or other money which may from
                         time to time be payable to the Owner as a result of the
                         Vessel being requisitioned for title or in any other
                         way compulsorily acquired (other than by way of
                         requisition for hire).

               1.1.84    "THE SECURITY DOCUMENTS" means this Agreement, the
                         Mortgages, the Deeds of Covenants, the Assignments, the
                         Guarantee, the Account Security Deed, the Share Charge,
                         the Master Agreements and any other Credit Support
                         Documents or (where the context permits) any one or
                         more of them, and any other agreement or document which
                         may at any time be executed by any person as security
                         for the payment of all or any part of the Indebtedness.

               1.1.85    "SECURITY PARTIES" means the Borrower, the Guarantors,
                         any other Credit Support Providers, and any other
                         person or company who may at any time during the
                         Facility Period be liable for, or provide security for,
                         all or any part of the Indebtedness, and "SECURITY
                         PARTY" means any one of them PROVIDED ALWAYS that any
                         Guarantor that is released pursuant to Clause 5.7 of
                         the Guarantee shall cease to be a Security Party with
                         effect from the date of such release.

               1.1.86    "SELLERS" means, in relation to a Vessel, the companies
                         named as such in Schedule 1 to this Agreement, and
                         "Seller" means any one of them.

               1.1.87    "THE SHARE CHARGE" means the charge over the issued
                         share capital of each of the Guarantors referred to in
                         Clause 9.5 (each a "SHARE CHARGE").

               1.1.88    "SMC" means, in relation to each Vessel, a valid safety
                         management certificate issued for that Vessel by or on
                         behalf of the relevant Administration pursuant to
                         paragraph 13.4 of the ISM Code.

               1.1.89    "SMS" means, in relation to each Vessel, a safety
                         management system for that Vessel developed and
                         implemented in accordance with the ISM Code and
                         including the functional requirements, duties and
                         obligations required by the ISM Code.

               1.1.90    "STENA VESSELS" means (a) the two panamax tankers known
                         as "Stena Companion" and "Stena Compatriot" and (b) the
                         two product tankers known as "Stena Concord" and "Stena
                         Consul", each as identified in Schedule 1.

               1.1.91    "SUN CHARTERS" means, in respect of each V-MAX Vessel,
                         the sub time charter entered into between Stena Bulk AB
                         (as agent for the relevant Charterer) and Sun
                         International Limited, and shall include any extension
                         thereof or any replacement thereof between the same
                         parties on terms conforming to the requirements of
                         Clause 11.2.2.

               1.1.92    "TAXES" means all taxes, levies, imposts, duties,
                         charges, fees, deductions and withholdings (including
                         any related interest, fines, surcharges and penalties)
                         and any restrictions or conditions resulting in any
                         charge, other than taxes on the overall net income of
                         any of the Finance Parties and "TAX" and "TAXATION"
                         shall be interpreted accordingly.

               1.1.93    "TOTAL LOSS", in relation to a Vessel, means:-

                         (a)       an actual, constructive, arranged, agreed or
                                   compromised total loss of that Vessel; or

                         (b)       the requisition for title or compulsory
                                   acquisition of that Vessel by or on behalf of
                                   any government or other authority (other than
                                   by way of requisition for hire); or

                         (c)       the capture, seizure, arrest, detention or
                                   confiscation of that Vessel, unless the
                                   Vessel is released and returned to the
                                   possession of the Owner within one month
                                   after the capture, seizure, arrest, detention
                                   or confiscation in question.

               1.1.94    "TRANSACTION" means a transaction entered into between
                         either of the Swap Providers and the Borrower governed
                         by the Master Agreements.

               1.1.95    "TRANSFER CERTIFICATE" means a certificate materially
                         in the form of Appendix B.

               1.1.96    "TRANSFER DATE", in relation to a transfer of any of a
                         Bank's rights and/or obligations under or pursuant to
                         this Agreement, means the fifth Business

                         Day after the date of delivery of the relevant Transfer
                         Certificate to the Agent, or such later Business Day as
                         may be specified in the relevant Transfer Certificate.

               1.1.97    "TRANSFEREE" means any bank or financial institution to
                         which a Bank transfers any of its rights and/or
                         obligations under or pursuant to this Agreement.

               1.1.98    "THE TRUST PROPERTY" means:-

                         (a)       the benefit of the covenant contained in
                                   Clause 10; and

                         (b)       all benefits arising under (including,
                                   without limitation, all proceeds of the
                                   enforcement of) each of the Security
                                   Documents (other than this Agreement), with
                                   the exception of any benefits arising solely
                                   for the benefit of the Agent.

               1.1.99    "VALUE ADJUSTED EQUITY" means the amount which is equal
                         to the Value Adjusted Total Assets of the Borrower less
                         the total liabilities of the Borrower as shown in the
                         Borrower's latest audited consolidated balance sheet.

               1.1.100   "VALUE ADJUSTED TOTAL ASSETS" means the amount which is
                         equal to the total consolidated assets of the Borrower
                         as shown in the Borrower's latest audited consolidated
                         balance sheet less the goodwill (if any) of the
                         Borrower as shown in the Borrower's latest audited
                         balance sheet, as adjusted (in the case of the Vessels)
                         to reflect the current Market Values of the Vessels.

               1.1.101   "THE VESSELS" means the vessels listed in Schedule 1
                         and everything now or in the future belonging to them
                         on board and ashore (each a "VESSEL").

               1.1.102   "V-MAX CHARTER SIDE LETTERS" means the letters issued
                         by Stena AB addressed to each of the V-Max Vessel
                         Owners confirming that in the event that a V-Max Vessel
                         Owner terminates the Charter of its Vessel, Stena AB
                         will (i) procure that Stena Bulk AB enters into a new
                         time charter for the Vessel for the duration of the
                         original Charter, and (ii) guarantee the

                         obligations of Stena Bulk AB under such replacement
                         charters (each a "V-MAX CHARTER SIDE LETTER").

               1.1.103   "V-MAX MANAGEMENT SIDE LETTERS" means the agreements
                         entered into by the Manager and the relevant Charterer
                         relating to the V-Max Vessels pursuant to which the
                         relevant Charterer agrees to indemnify the Manager in
                         the event that the Manager's costs under the relevant
                         Management Agreement for a V-Max Vessel exceed a
                         certain amount (each a "V-MAX MANAGEMENT SIDE LETTER").

               1.1.104   "V-MAX VESSELS" means the two V-MAX tankers "Stena
                         Vision" and Stena Victory" identified in Schedule 1.

               1.1.105   "WORKING CAPITAL" means current assets less current
                         liabilities (but ignoring for this purpose any
                         repayments of principal herunder).

     1.2       INTERPRETATION

               In this Agreement:-

               1.2.1     words denoting the plural number include the singular
                         and vice versa;

               1.2.2     words denoting persons include corporations,
                         partnerships, associations of persons (whether
                         incorporated or not) or governmental or
                         quasi-governmental bodies or authorities and vice
                         versa;

               1.2.3     references to Recitals, Clauses, Schedules and
                         Appendices are references to recitals and clauses of,
                         and schedules and appendices to, this Agreement;

               1.2.4     references to this Agreement include the Recitals, the
                         Schedules and the Appendices;

               1.2.5     the headings and contents page(s) are for the purpose
                         of reference only, have no legal or other significance,
                         and shall be ignored in the interpretation of this
                         Agreement;

               1.2.6     references to any document (including, without
                         limitation, to all or any of the Security Documents)
                         are, unless the context otherwise requires, references
                         to that document as amended, supplemented, novated or
                         replaced from time to time;

               1.2.7     references to statutes or provisions of statutes are
                         references to those statutes, or those provisions, as
                         from time to time amended, replaced or re-enacted;

               1.2.8     words and expressions defined in the Master Agreements,
                         unless the context otherwise requires, have the same
                         meaning;

               1.2.9     references to a Finance Party include its successors,
                         transferees and assignees;

               1.2.10    references to times of day are to London time.

     1.3       OFFER LETTER

               Unless otherwise specifically agreed in writing between the
               Borrower and the Arrangers, this Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between a Finance
               Party and the Borrower or their representatives prior to the date of this Agreement.

2    THE LOAN AND ITS PURPOSE

     2.1       AGREEMENT TO LEND Subject to the terms and conditions of this
               Agreement, and in reliance on each of the representations and warranties made or to be made in or in accordance with each of the Security Documents, each of the Banks agrees to advance to the Borrower its Commitment of an aggregate amount not exceeding the Maximum Loan Amount to be used by the Borrower for the purposes referred to in Recital (C).

     2.2       DRAWINGS Subject to satisfaction by the Borrower of the
               conditions set out in Clause 3.1, and subject to Clause 2.3, the
               Loan shall be advanced to the Borrower in one Drawing by the
               Agent transferring the amount of the Drawing to the Borrower by such method of funds transfer as the Agent and the Borrower shall agree.

     2.3       ADVANCE OF DRAWINGS The Drawing shall be advanced in Dollars on a
               Business Day provided that the Borrower shall have given to the
               Agent not more than ten and not fewer than two (2) Business Days'
               notice (to be given no later than 10.00 am) in writing materially in the form set out in Appendix A of the required Advance Date of the Drawing. The Drawdown Notice once given shall be
               irrevocable and shall constitute a warranty by the Borrower that:-

               2.3.1     all conditions precedent to the advance of the Drawing
                         requested in that Drawdown Notice will have been
                         satisfied on or before the Advance Date requested;

               2.3.2     no Event of Default or Potential Event of Default will
                         then have occurred;

               2.3.3     no Event of Default or Potential Event of Default will
                         result from the advance of the Drawing in question; and

               2.3.4     there has been no material adverse change in the
                         business, affairs or financial condition of any of the
                         Security Parties from that pertaining at the date of
                         this Agreement.

               The Agent shall promptly notify each Bank of the receipt of each
               Drawdown Notice, following which each Bank will make its
               Proportionate Share of the amount of the requested Drawing available to the Borrower through the Agent on the Advance Date requested.

     2.4       AVAILABILITY TERMINATION DATE No Bank shall be under any
               obligation to advance all or any part of its Commitment after the
               Availability Termination Date.

     2.5       SEVERAL OBLIGATIONS The obligations of the Banks under this
               Agreement are several. The failure of a Bank to perform its obligations under this Agreement shall not affect the obligations of the Borrower to any of the Finance Parties nor shall the
               Finance Parties be liable for the failure of a Bank to perform any of its obligations under or in connection with this
               Agreement.

     2.6       APPLICATION OF LOAN Without prejudice to the obligations of the
               Borrower under this Agreement, the Finance Parties shall not be obliged to concern themselves with the application of the Loan by the Borrower.

     2.7       LOAN AND CONTROL ACCOUNTS The Borrower will open and maintain with the Agent such loan and control accounts as the Agent shall consider necessary or desirable.

     2.8       TOTAL LOSS OF VESSEL If a Vessel shall become a Total Loss prior to drawdown, or is not tendered to the relevant Owner for
               delivery or is rejected by the relevant

               Owner when tendered for delivery, it is agreed that the Maximum
               Loan Amount and each Bank's Commitment shall be reduced by the relevant Attributable Percentage, but otherwise shall be
               available for drawing. In such circumstances the conditions precedent relating to such Vessel shall be deemed waived.

3    CONDITIONS PRECEDENT AND SUBSEQUENT

     3.1       CONDITIONS PRECEDENT Before any Bank shall have any obligation to advance any part of the Drawing, the Borrower shall deliver or cause to be delivered to or to the order of the Agent the
               following documents and evidence to the satisfaction of the Agent
               (and the Agent shall notify the Borrower and the Banks upon being so satisfied):

               3.1.1     EVIDENCE OF INCORPORATION Such evidence as the Agent
                         may reasonably require that each Security Party and
                         each Commercial Party was duly incorporated in its
                         country of incorporation and remains in existence and,
                         where appropriate, in good standing, with power to
                         enter into, and perform its obligations under, those of
                         the Security Documents to which it is, or is intended
                         to be, a party, including (without limitation) a copy,
                         certified by a director or the secretary of the
                         Security Party or Commercial Party in question as true,
                         complete, accurate and unamended, of all documents
                         establishing or limiting the constitution of each
                         Security Party or Commercial Party.

               3.1.2     CORPORATE AUTHORITIES A copy, certified by a director
                         or the secretary of the Security Party or Commercial
                         Party in question as true, complete, accurate and
                         neither amended nor revoked, of a resolution of the
                         directors  of each Security Party
                         and each Commercial Party (together, where appropriate,
                         with signed waivers of notice of any directors'
                         meetings) approving, and authorising or
                         ratifying the execution of, those of the Security
                         Documents to which that Security Party or that
                         Commercial Party (as the case may be) is or is intended
                         to be a party and all matters incidental thereto.

               3.1.3     OFFICER'S CERTIFICATE A certificate signed by a duly
                         authorised officer of each of the Security Parties and
                         each Commercial Party setting out the

                         names of the directors, officers and (except in the
                         case of the Borrower) shareholders of that Security
                         Party or that Commercial Party (as the case may be)
                         together with such evidence of the identity of each
                         signatory to a Security Document (other than the
                         Finance Parties) as the Agent may require.

               3.1.4     POWER OF ATTORNEY The power of attorney of each of the
                         Security Parties and each Commercial Party under which
                         any documents are to be executed or transactions
                         undertaken by that Security Party or that Commercial
                         Party.

               3.1.5     VESSEL DOCUMENTS Photocopies, certified as true,
                         accurate and complete by a director or the secretary or
                         other officer of the Borrower, of (in respect of each
                         Vessel):-

                         (a)       the protocols of delivery and acceptance
                                   relating to that Vessel between the relevant
                                   Seller and the Owner;

                         (b)       that Vessel's current Safety Construction,
                                   Safety Equipment, Safety Radio and Load Line
                                   Certificates;

                         (c)       that Vessel's current Certificate of
                                   Financial Responsibility issued pursuant to
                                   the United States Oil Pollution Act 1990;

                         (d)       that Vessel's current SMC;

                         (e)       that Vessel's current ISSC;

                         (f)       the relevant Company's current DOC; and

                         (g)       if applicable, the Owner's current Carrier
                                   Initiative Agreement with the United States'
                                   Custom Service;

                         in each case together with all addenda, amendments or
                         supplements.

               3.1.6     EVIDENCE OF OWNERSHIP Transcripts of register (or
                         equivalent) issued by the Registrar of Ships (or
                         equivalent official) at the Vessel's port of registry
                         confirming that each Vessel is on the Advance Date
                         owned by her Owner and free of registered Encumbrances
                         other than these for which discharges are available for
                         immediate registration upon drawdown of the Loan.

               3.1.7     EVIDENCE OF INSURANCE Evidence that each Vessel is
                         insured in the manner required by the Security
                         Documents and that letters of undertaking will be
                         issued in the manner required by the Security
                         Documents.

               3.1.8     CONFIRMATION OF CLASS A Certificate of Confirmation of
                         Class for hull and machinery confirming that each
                         Vessel is classed in accordance with the requirements
                         of the relevant Deed of Covenants.

               3.1.9     THE SECURITY DOCUMENTS The Security Documents, together
                         with all notices and other documents required by any of
                         them, duly executed and, in the case of the Mortgages,
                         in a form capable of immediate registration with first
                         priority through the Registrar of Ships (or equivalent
                         official) at the port of registry of the Vessel
                         concerned.

               3.1.10    THE CHARGE DOCUMENTS The documents required by the
                         Share Charges.

               3.1.11    DRAWDOWN NOTICE A Drawdown Notice.

               3.1.12    PROCESS AGENTS A letter from Conyers Dill & Pearman
                         accepting their appointment by each of the Security
                         Parties as agent for service of Proceedings pursuant to
                         the Security Documents, and a letter from Stena (UK)
                         Limited accepting their appointment by each of the
                         Charterers and the Manager as agent for service of
                         Proceedings under each of the Quiet Enjoyment
                         Agreements.

               3.1.13    PASSPORTS Copies of the passports of each of the
                         directors of the Borrower.

               3.1.14    MANDATES Such duly signed forms of mandate, and/or
                         other evidence of the opening of the Earnings Account
                         and the Cash Collateral Account, as the Agent may
                         require.

               3.1.15    THE FEE LETTER The Fee Letter countersigned on behalf
                         of the Borrower by way of acceptance of its terms and
                         such evidence as the Agent may reasonably require that
                         the fees and expenses payable pursuant to the Fee
                         Letter have been paid in full.

               3.1.16    LEGAL OPINIONS Confirmation satisfactory to the Agent
                         that legal opinions required by the Agent on the laws
                         of England and Wales, Bermuda, The

                         Netherlands, Scotland and Sweden will be given
                         substantially in the form required by the Agent.

               3.1.17    CONSENTS A certificate from the Borrower that all (if
                         any) consents, licences, approvals and authorisations
                         of, or registrations with or declarations to, any
                         governmental authority, bureau or agency which may be
                         required in connection with the Security Documents have
                         been made or obtained and remain in full force and
                         effect.

               3.1.18    CASH COLLATERAL ACCOUNT The sum of one Dollar ($1)
                         shall have been deposited in the Cash Collateral
                         Account.

               3.1.19    INTEREST RATE SWAPS The Borrower shall have entered
                         into Transactions which give the Borrower fixed
                         interest rate exposure for the whole of the Loan for
                         the Facility Period.

               3.1.20    EVIDENCE OF FUNDS Such evidence as the Agent may
                         reasonably require that the Borrower or the Guarantors
                         have sufficient funds available to pay the balance of
                         the purchase price of the Vessels.

               3.1.21    COMMERCIAL DOCUMENTS Photocopies, certified as true,
                         accurate and complete by a director, secretary or other
                         officer of a party thereto, of each of the Commercial
                         Documents.

               3.1.22    QUIET ENJOYMENT AGREEMENTS The Quiet Enjoyment
                         Agreements, duly executed.

               3.1.23    LETTERS FROM NORTHERN MARINE MANAGEMENT USA LLC AND
                         STENA BULK AB A duly executed letter from each of
                         Northern Marine Management USA LLC and Stena Bulk AB
                         confirming its agreement to the terms of the loss
                         payable clauses for the Vessels.

     3.2       CONDITIONS SUBSEQUENT The Borrower undertakes to deliver or to cause to be delivered to the Agent on, or as soon as practicable after, the Advance Date, the following additional documents and evidence:-

               3.2.1     EVIDENCE OF REGISTRATION Evidence of registration of
                         the Mortgages, in each case with first priority, with
                         the Registrar of Ships (or equivalent official) at the
                         port of registry of the Vessel concerned.

               3.2.2     LETTERS OF UNDERTAKING Letters of undertaking as
                         required by the Security Documents in form and
                         substance acceptable to the Agent.

               3.2.3     LEGAL OPINIONS The legal opinions referred to in Clause
                         3.1.16.

               3.2.4     COMPANIES ACT REGISTRATIONS Evidence that the
                         prescribed particulars of the Security Documents have
                         been delivered to the Registrar of Companies of
                         Bermuda.

     3.3       NO WAIVER If the Banks in their sole discretion agree to advance any part of the Loan to the Borrower before all of the documents and evidence required by Clause 3.1 have been delivered to or to the order of the Agent, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the
               Agent no later than the date specified by the Agent and the advance of any part of the Loan shall not be taken as a waiver of the Agent's right to require production of all the documents and evidence required by Clause 3.1.

     3.4       FORM AND CONTENT All documents and evidence delivered to the
               Agent pursuant to this Clause shall:-

               3.4.1     be in form and substance acceptable to the Agent acting
                         reasonably;

               3.4.2     be accompanied, if required by the Agent, by
                         translations into the English language, certified in a
                         manner acceptable to the Agent;

               3.4.3     if reasonably required by the Agent, be certified,
                         notarised, legalised or attested in a manner acceptable
                         to the Agent.

     3.5       EVENT OF DEFAULT No Bank shall be under any obligation to advance any part of its Commitment nor to act on any Drawdown Notice if, at the date of the Drawdown Notice or at the date on which the advance of the Drawing is requested in the Drawdown Notice, an
               Event of Default or Potential Event of Default shall have
               occurred, or if an Event of Default or Potential Event of Default
               would result from the advance of the Drawing.

4    REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to each of the Finance Parties at the date of this Agreement and (by reference to the facts and circumstances then pertaining) at the date of

     the Drawdown Notice, at the Advance Date and (in relation only to Clauses
     4.1, 4.3, 4.4, 4.5, 4.15 and 4.16) at each Interest Payment Date as follows:

     4.1       INCORPORATION AND CAPACITY Each of the Security Parties is a body corporate duly constituted and existing and (where applicable) in good standing under the law of its country of incorporation, in each case with perpetual corporate existence and the power to sue and be sued, to own its assets and to carry on its business, and all of the corporate shareholders (if any) of each Security Party
               (other than the Borrower) are duly constituted and existing under the laws of their countries of incorporation with perpetual corporate existence and the power to sue and be sued, to own their assets and to carry on their business.

     4.2       SOLVENCY None of the Security Parties is insolvent or in
               liquidation or administration or subject to any other insolvency procedure, and no receiver, administrative receiver,
               administrator, liquidator, trustee or analogous officer has been appointed in respect of any of the Security Parties or all or any part of their assets.

     4.3       BINDING OBLIGATIONS The Security Documents when duly executed and delivered will constitute the legal, valid and binding
               obligations of the Security Parties enforceable in accordance with their respective terms subject to laws affecting creditors'
               rights generally.

     4.4       SATISFACTION OF CONDITIONS All acts, conditions and things required to be done and satisfied and to have happened prior to the execution and delivery of the Security Documents in order to constitute the Security Documents the legal, valid and binding obligations of the Security Parties in accordance with their respective terms have been done, satisfied and have happened in compliance with all applicable laws.

     4.5       REGISTRATIONS AND CONSENTS All (if any) consents, licences, approvals and authorisations of, or registrations with or
               declarations to, any governmental authority, bureau or agency which may be required in connection with the execution, delivery, performance, validity or enforceability of the Security Documents have been obtained or made and remain in full force and effect and the Borrower is not aware of any event or circumstance which could reasonably be expected adversely to affect the right of the relevant Security Parties to hold and/or

               obtain renewal of any such consents, licences, approvals or authorisations. The provisions of this Clause 4.5 shall not apply to the registrations set out in Clause 3.2 until such time as those registrations have been completed.

     4.6       DISCLOSURE OF MATERIAL FACTS The Borrower is not aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrower.

     4.7       MATERIAL ADVERSE CHANGE The Borrower is not aware of any event of series of events which is likely to have a Material Adverse
               Effect.

     4.8       NO MATERIAL LITIGATION There is no action, suit, arbitration or administrative proceeding pending or to its knowledge about to be pursued before any court, tribunal or governmental or other authority which would, or would be likely to, have a materially adverse effect on the business, assets, financial condition or creditworthiness of any of the Security Parties.

     4.9       NO BREACH OF LAW OR CONTRACT The execution, delivery and
               performance of the Security Documents will not contravene any contractual restriction or any law binding on any of the Security
               Parties or (except in relation to the Borrower) on any
               shareholder (whether legal or beneficial) of any of the Security
               Parties, or the constitutional documents of any of the Security
               Parties, nor result in the creation of, nor oblige any of the
               Security Parties to create, any Encumbrance over all or any of its assets, with the exception of the Encumbrances created by or pursuant to the Security Documents, and, in entering into those of the Security Documents to which it is, or is to be, a party, and in borrowing the Loan, the Borrower is acting for its own account.

     4.10      NO DEDUCTIONS The Borrower is not required to make any deduction or withholding from any payment which it may be obliged to make to the Finance Parties under or pursuant to the Security
               Documents.

     4.11      NO ESTABLISHED PLACE OF BUSINESS IN THE UNITED KINGDOM OR UNITED
               STATES None of the Security Parties has, nor will any of them have during the Facility Period, an

               established place of business in the United Kingdom or the United
               States of America.

     4.12      PARI PASSU RANKING The payment obligations of each of the
               Security Parties under the Security Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies incorporated in the relevant Security Party's country of incorporation.

     4.13      NO DEFAULT No Event of Default is continuing or might reasonably be expected to result from the advance of the Loan, and no other event or circumstance is outstanding which constitutes a default under any other document which is binding on any of the Security
               Parties or to which its assets are subject which might have a
               Material Adverse Effect.

     4.14      NO STAMP TAXES Under the law of jurisdiction of incorporation of each relevant Security Party it is not necessary that any stamp, registration or similar tax be paid on or in relation to the
               Security Documents or the transactions contemplated by the
               Security Documents.

     4.15      GOVERNING LAW AND ENFORCEMENT The choice of English law as the governing law of any of the Security Documents expressed to be governed by English law will be recognised and enforced in the jurisdiction of incorporation of each relevant Security Party, and any judgment obtained in England in relation to any such
               Security Document will be recognised and enforced in the
               jurisdiction of incorporation of each relevant Security Party.

     4.16      IMMUNITY IN LEGAL PROCEEDINGS None of the Security Parties has
               any immunity in any legal proceedings.

     4.17      ADVERSE CONSEQUENCES To the best of the Borrower's knowledge the execution, delivery and subsequent performance by each of the
               Security Parties and Finance Parties of the Security Documents
               will not have any adverse consequences for the Finance Parties.

     4.18      USE OF LOAN The Loan will be used for the purposes specified in
               Recital (C).

5    REPAYMENT AND PREPAYMENT

     5.1       REPAYMENT The Borrower agrees to repay the Loan to the Agent as agent for the Banks by one single Repayment Instalment payable on the Final Maturity Date.

     5.2       PREPAYMENT The Borrower may prepay the Loan in whole or in part in an amount equal to an integral multiple of five million
               Dollars ($5,000,000) (or as otherwise may be agreed by the Agent)
               provided that it has first given to the Agent not fewer than five
               (5) Business Days' prior written notice expiring on a Business
               Day of its intention to do so. Any notice pursuant to this Clause once given shall be irrevocable and shall oblige the Borrower to make the prepayment referred to in the notice on the Business Day specified in the notice, together with all interest accrued on the amount prepaid up to and including that Business Day.

     5.3       PREPAYMENT INDEMNITY If the Borrower shall, subject always to
               Clause 5.2, make a prepayment on a Business Day other than the last day of an Interest Period in respect of the whole of the
               Loan, they shall, in addition to the amount prepaid and accrued interest, pay to the Agent on behalf of the Banks any amount which the Agent may certify is necessary to compensate the Banks for any Break Costs incurred by the Agent or any of the Banks as a result of the making of the prepayment in question.

     5.4       APPLICATION OF PREPAYMENTS Any voluntary prepayment in an amount less than the Indebtedness shall be applied in satisfaction or reduction first of any costs and other amounts outstanding;
               secondly of all interest outstanding; and thirdly against the
               Repayment Instalments on a pro rata basis and all amounts due under the Master Agreements arising as a consequence of the operation of Clause 7 in relation to such payment. Any
               involuntary prepayments as a result of the sale or total loss of a Vessel shall be applied in accordance with clause 14.2.

     5.5       NO REBORROWING No amount repaid or prepaid pursuant to this
               Agreement may in any circumstances be reborrowed.

6    INTEREST

     6.1       INTEREST PERIODS The period during which the Loan shall be outstanding pursuant to this Agreement shall be divided into consecutive Interest Periods of one, two, three, or six months'
               duration, as selected by the Borrower by written notice to the

               Agent not later than 11.00 a.m. on the third Business Day (or, in the case of the first Interest Period, the second Business Day)
               before the beginning of the Interest Period in question, or such other duration as may be agreed by the Banks in their discretion.

     6.2       BEGINNING AND END OF INTEREST PERIODS The first Interest Period shall begin on the Advance Date. Notwithstanding Clause 6.1 the final Interest Period shall end on the Final Maturity Date.

     6.3       INTEREST RATE During each Interest Period interest shall accrue on the Loan at the rate determined by the Agent to be the
               aggregate of (a) the Margin, (b) LIBOR determined at or about
               11.00 a.m. on the second Business Day prior to the beginning of that Interest Period and (c) the Mandatory Cost.

     6.4       FAILURE TO SELECT INTEREST PERIOD If the Borrower at any time fails to select or agree an Interest Period in accordance with
               Clause 6.1, the interest rate applicable after the expiry of the then current Interest Period shall be the rate determined by the
               Agent in accordance with Clause 6.3 for consecutive Interest
               Periods each of one (1) month's duration.

     6.5       ACCRUAL AND PAYMENT OF INTEREST Interest shall accrue from day to day, shall be calculated on the basis of a 360 day year and the actual number of days elapsed (or, in any circumstance where market practice in the London Interbank market differs, in accordance with the prevailing market practice) and shall be paid by the Borrower to the Agent on behalf of the Banks on the last day of each Interest Period and additionally, during any Interest
               Period exceeding six months, on the last day of each successive six month period after the beginning of that Interest Period.

     6.6       ENDING OF INTEREST PERIODS Each Interest Period shall, subject to
               Clauses 6.2 and 6.3, end on the date which numerically
               corresponds to the date on which the immediately preceding
               Interest Period ended (or, in the case of the first Interest
               Period, to the Advance Date) in the calendar month which is the number of months selected or agreed after the calendar month in which the immediately preceding Interest Period ended (or, in the case of the first Interest Period, in which the Advance Date occurred), except that:-

               6.6.1     if there is no numerically corresponding date in the
                         calendar month in which the Interest Period ends, the
                         Interest Period shall end on the last Business Day in
                         that calendar month; and

               6.6.2     if any Interest Period would end on a day which is not
                         a Business Day, that Interest Period shall end on the
                         next succeeding Business Day (unless the next
                         succeeding Business Day falls in the next calendar
                         month, in which event the Interest Period in question
                         shall end on the next preceding Business Day).

               Any adjustment made pursuant to Clause 6.6.1 or 6.6.2 shall be ignored for the purpose of determining the date on which any subsequent Interest Period shall end.

     6.7       DEFAULT RATE If the Borrower fails to pay any amount payable by it under the Security Documents, such amount shall bear interest up to the date of actual payment (both before and after judgment)
               at the Default Rate, compounded at such intervals of not less than one month as the Agent shall determine, which interest shall be payable from time to time by the Borrower to the Agent on behalf of the Banks on demand.

     6.8       DETERMINATIONS CONCLUSIVE Each determination of an interest rate made by the Agent in accordance with Clause 6 shall (save in the case of manifest error or on any question of law) be final and conclusive.

7    THE MASTER AGREEMENTS

     7.1       PURPOSE The Swap Providers and the Borrower have entered, and/or may during the Facility Period enter, into one or more
               Transactions pursuant to a Master Agreement, the terms and conditions of each of which are or will be specified in a
               Confirmation sent by a Swap Provider to the Borrower.

     7.2       ADDITIONAL TERMINATION EVENT If the Loan is for any reason not advanced to the Borrower on or before the Availability
               Termination Date, and the Swap Provider and the Borrower have entered into any Transactions on or before the Availability
               Termination Date, for the purposes of the relevant Master
               Agreement an Additional Termination Event (with the Swap Provider as the Affected Party) shall be deemed to have occurred on the
               Availability Termination Date.

     7.3       ADJUSTMENT OF NOTIONAL AMOUNTS If the aggregate amount of the
               Loan actually advanced by the Banks to the Borrower is less than the Notional Amount (or the aggregate Notional Amounts) of the
               Hedging Transactions entered into on or before the last Advance
               Date, the obligations of the Borrower in respect of those Hedging
               Transactions shall, unless otherwise agreed by the Swap Provider, be calculated, so far as the Swap Provider considers it
               practicable to do so, by reference to a Notional Amount (or aggregate Notional Amounts) equal to the amount of the Loan actually advanced.

     7.4       EFFECT OF PREPAYMENT If the Borrower, subject always to Clause 5, prepays part of the Loan (whether pursuant to Clause 5, Clause
               11.2.2 or any other provision of this Agreement), and the amount of the Loan remaining outstanding after application of that prepayment is less than the Notional Amount (or the aggregate
               Notional Amounts) of the Hedging Transactions then in effect
               (reduced, if appropriate, in accordance with the Confirmations relating to those Hedging Transactions), the obligations of the
               Borrower in respect of those Hedging Transactions shall, unless otherwise agreed by the Swap Provider, be calculated, so far as the Swap Provider considers it practicable to do so, by reference to a Notional Amount (or aggregate Notional Amounts) equal to the amount of the Loan remaining outstanding after application of the prepayment in question.

     7.5       AUTHORITY In order and to the extent necessary to give effect to
               Clauses 7.3 and 7.4, or in the event of voluntary or mandatory prepayment by the Borrower of the whole of the Loan, the Borrower irrevocably authorises the Swap Provider to amend, restructure, unwind, cancel, net out, terminate, liquidate, transfer or assign any of the rights and/or obligations created pursuant to the
               Master Agreement in respect of those Hedging Transactions, and/or to enter into any other interest rate exchange and/or hedging transaction or commitment with the Borrower or with any other counterparty approved by the Swap Provider for the purpose of terminating that part of the Hedging Transaction attributable to the amount by which such Notional Amount is reduced under such
               Clause.

8    FEES

     The Borrower shall pay to or to the order of the Agent the fees, commissions and other sums referred to in the Fee Letter in the amounts and on the dates set out in the Fee Letter.

9    SECURITY DOCUMENTS

     As security for the repayment of the Indebtedness, the Borrower shall execute and deliver to the Agent or cause to be executed and delivered to the Agent, on or before the Advance Date, the following Security Documents in such forms and containing such terms and conditions as the Agent shall require:-

     9.1       THE MORTGAGES a first priority statutory mortgage over each
               Vessel together in each case with a collateral deed of covenants;

     9.2       THE ASSIGNMENTS a deed of assignment of (inter alia) the Charter,
               Charter Guarantee, Management Agreement, Insurances, Earnings and
               Requisition Compensation of each Vessel;

     9.3       THE GUARANTEE the joint and several guarantee and indemnity of the Guarantors;

     9.4       THE ACCOUNT SECURITY DEED an account security deed in respect of all amounts from time to time standing to the credit of the
               Earnings Account and the Cash Collateral Account; and

     9.5       THE SHARE CHARGE a charge over all the issued shares of each of the Guarantors.

10   AGENCY AND TRUST

     10.1      APPOINTMENT Each of the Finance Parties appoints the Agent its agent for the purpose of administering the Loan and the Security
               Documents.

     10.2      AUTHORITY Each of the Finance Parties irrevocably authorises the
               Agent (subject to Clauses 10.4 and 10.19):-

               10.2.1    to execute the Security Documents (other than this
                         Agreement) and the Quiet Enjoyment Agreements on its
                         behalf;

               10.2.2    to collect, receive, release or pay any money on its
                         behalf;

               10.2.3    acting on the instructions from time to time of an
                         Instructing Group or the Finance Parties (as the case
                         may be) to give or withhold any waivers, consents or
                         approvals under or pursuant to any of the Security
                         Documents;

               10.2.4    acting on the instructions from time to time of and
                         Instructing Group to exercise, or refrain from
                         exercising, any discretions under or pursuant to any of
                         the Security Documents; and

               10.2.5    to enforce the Security Documents on its behalf.

               The Agent shall have no duties or responsibilities as agent or as security trustee other than those expressly conferred on it by the Security Documents and shall not be obliged to act on any instructions from the Finance Parties or an Instructing Group if to do so would, in the opinion of the Agent, be contrary to any provision of the Security Documents or to any law, or would expose the Agent to any actual or potential liability to any third party.

     10.3      TRUST The Agent agrees and declares, and each of the Finance
               Parties acknowledges, that, subject to the terms and conditions of this Clause, the Agent holds the Trust Property on trust for the Finance Parties, in accordance with their respective
               Proportionate Shares, absolutely. Each of the Finance Parties agrees that the obligations, rights and benefits vested in the
               Agent in its capacity as security trustee shall be performed and exercised in accordance with this Clause. The Agent in its capacity as security trustee shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as agent for the Finance Parties, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition:

               10.3.1    the Agent (and any attorney, agent or delegate of the
                         Agent) may indemnify itself or himself out of the Trust
                         Property against all liabilities, costs, fees, damages,
                         charges, losses and expenses sustained or incurred by
                         him or it in relation to the taking or holding of any
                         of the Trust Property or in connection with the
                         exercise or purported exercise of the rights, trusts,
                         powers and discretions vested in the Agent or any other
                         such person by or pursuant to the Security Documents or
                         in respect of anything else done or omitted to be done
                         in any way relating to the Security Documents; and

               10.3.2    the Finance Parties acknowledge that the Agent shall be
                         under no obligation to insure any property nor to
                         require any other person to insure any property and
                         shall not be responsible for any loss which may be

                         suffered by any person as a result of the lack or
                         insufficiency of any insurance; and

               10.3.3    the Finance Parties agree that the perpetuity period
                         applicable to the trusts declared by this Agreement
                         shall be the period of eighty years from the date of
                         this Agreement.

     10.4      LIMITATIONS ON AUTHORITY Except with the prior written consent of each of the Finance Parties, the Agent shall not be entitled to
               :-

               10.4.1    release or vary any security given for the Borrower'
                         obligations under this Agreement; nor

               10.4.2    waive the payment of any sum of money payable by any of
                         the Security Parties under the Security Documents; nor

               10.4.3    change the meaning of the expressions "INSTRUCTING
                         GROUP" or "MARGIN"; nor

               10.4.4    exercise, or refrain from exercising, any discretion,
                         or give or withhold any consent, the exercise or giving
                         of which is, by the terms of this Agreement, expressly
                         reserved to the Banks or the Swap Providers; nor

               10.4.5    extend the due date for the payment of any sum of money
                         payable by any of the Security Parties under the
                         Security Documents; nor

               10.4.6    take or refrain from taking any step if the effect of
                         such action or inaction may lead to the increase of the
                         obligations of a Bank or the Swap Providers under any
                         of the Security Documents; nor

               10.4.7    agree to change the currency in which any sum is
                         payable under the Security Documents (other than in
                         accordance with the terms of the Security Documents);
                         nor

               10.4.8    agree to amend this Clause 10.4.

     10.5      LIABILITY Neither the Agent nor any of its directors, officers, employees or agents shall be liable to the Finance Parties for anything done or omitted to be done by the

               Agent under or in connection with the Security Documents unless as a result of the Agent's gross negligence or wilful misconduct.

     10.6      ACKNOWLEDGEMENT Each of the Finance Parties acknowledges that:-

               10.6.1    it has not relied on any representation made by the
                         Agent or any of the Agent's directors, officers,
                         employees or agents or by any other person acting or
                         purporting to act on behalf of the Agent to induce it
                         to enter into any of the Security Documents;

               10.6.2    it has made and will continue to make without reliance
                         on the Agent, and based on such documents and other
                         evidence as it considers appropriate, its own
                         independent investigation of the financial condition
                         and affairs of the Security Parties in connection with
                         the making and continuation of the Loan;

               10.6.3    it has made its own appraisal of the creditworthiness
                         of the Security Parties;

               10.6.4    the Agent shall not have any duty or responsibility at
                         any time to provide it with any credit or other
                         information relating to any of the Security Parties
                         unless that information is received by the Agent
                         pursuant to the express terms of the Security
                         Documents.

               Each of Finance Parties agrees that it will not assert nor seek to assert against any director, officer, employee or agent of the
               Agent or against any other person acting or purporting to act on behalf of the Agent any claim which it might have against them in respect of any of the matters referred to in this Clause.

     10.7      LIMITATIONS ON RESPONSIBILITY The Agent shall have no
               responsibility to any of the Security Parties or to the Finance
               Parties on account of:-

               10.7.1    the failure of a Finance Party or of any of the
                         Security Parties to perform any of their respective
                         obligations under the Security Documents;

               10.7.2    the financial condition of any of the Security Parties;

               10.7.3    the completeness or accuracy of any statements,
                         representations or warranties made in or pursuant to
                         any of the Security Documents, or in or

                         pursuant to any document delivered pursuant to or in
                         connection with any of the Security Documents;

               10.7.4    the negotiation, execution, effectiveness, genuineness,
                         validity, enforceability, admissibility in evidence or
                         sufficiency of any of the Security Documents or of any
                         document executed or delivered pursuant to or in
                         connection with any of the Security Documents.

     10.8      THE AGENT'S RIGHTS  The Agent may:

               10.8.1    assume that all representations or warranties made or
                         deemed repeated by any of the Security Parties in or
                         pursuant to any of the Security Documents are true and
                         complete, unless, in its capacity as the Agent, it has
                         acquired actual knowledge to the contrary; and

               10.8.2    assume that no Event of Default or Potential Event of
                         Default has occurred unless, in its capacity as the
                         Agent, it has acquired actual knowledge to the
                         contrary; and

               10.8.3    rely on any document or Communication believed by it to
                         be genuine; and

               10.8.4    rely as to legal or other professional matters on
                         opinions and statements of any legal or other
                         professional advisers selected or approved by it; and

               10.8.5    rely as to any factual matters which might reasonably
                         be expected to be within the knowledge of any of the
                         Security Parties on a certificate signed by or on
                         behalf of that Security Party; and

               10.8.6    refrain from exercising any right, power, discretion or
                         remedy unless and until instructed to exercise that
                         right, power, discretion or remedy and as to the manner
                         of its exercise by the Finance Parties (or, where
                         applicable, by an Instructing Group) and unless and
                         until the Agent has received from the Finance Parties
                         any payment which the Agent may require on account of,
                         or any security which the Agent may require for, any
                         costs, claims, expenses (including legal and other
                         professional fees) and liabilities which it considers
                         it may incur or sustain in complying with those
                         instructions.

     10.9      THE AGENT'S DUTIES  The Agent shall:-

               10.9.1    if requested in writing to do so by a Finance Party
                         make enquiry and advise the Finance Parties as to the
                         performance or observance of any of the provisions of
                         the Security Documents by any of the Security Parties
                         or as to the existence of an Event of Default; and

               10.9.2    inform the Finance Parties promptly of any Event of
                         Default of which the Agent has actual knowledge.

     10.10     NO DEEMED KNOWLEDGE The Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any
               representation or warranty made or deemed repeated by any of the
               Security Parties or actual knowledge of the occurrence of any
               Event of Default or Potential Event of Default unless a Finance
               Party or any of the Security Parties shall have given written notice thereof to the Agent in its capacity as the Agent. Any information acquired by the Agent other than specifically in its capacity as the Agent shall not be deemed to be information acquired by the Agent in its capacity as the Agent.

     10.11     OTHER BUSINESS The Agent may, without any liability to account to the Finance Parties generally engage in any kind of banking or trust business with any of the Security Parties or any of their respective subsidiaries or associated companies or with a Finance
               Party as if it were not the Agent.

     10.12     INDEMNITY The Finance Parties shall, promptly on the Agent's request, reimburse the Agent in their respective Proportionate
               Shares, for, and keep the Agent fully indemnified in respect of:-

               10.12.1   all amounts payable by the Borrower to the Agent
                         pursuant to Clause 18 to the extent that those amounts
                         are not paid by the Borrower;

               10.12.2   all liabilities, damages, costs and claims sustained or
                         incurred by the Agent in connection with the Security
                         Documents, or the performance of its duties and
                         obligations, or the exercise of its rights, powers,
                         discretions or remedies under or pursuant to any of the
                         Security Documents; or in connection with any action
                         taken or omitted by the Agent under or pursuant to any
                         of the Security Documents, unless in any case those
                         liabilities, damages, costs or claims arise solely from
                         the Agent's wilful misconduct.

     10.13     EMPLOYMENT OF AGENTS In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to the
               Security Documents, the Agent shall be entitled to employ and pay agents to do anything which the Agent is empowered to do under or pursuant to the Security Documents (including the receipt of money and documents and the payment of money) and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Agent in good faith to be competent to give such opinion, advice or information.

     10.14     DISTRIBUTION OF PAYMENTS The Agent shall pay promptly to the order of each of the Banks that Bank's Proportionate Share of every sum of money received by the Agent pursuant to the Security
               Documents or the Mortgagees' Insurances (with the exception of any amounts payable pursuant to Clause 8 and/or the Fee Letter and any amounts which, by the terms of the Security Documents, are paid to the Agent for the account of the Agent alone or specifically for the account of one or more Banks and except for amounts in respect of the Master Agreement which shall be paid to the Swap Provider) and until so paid such amount shall be held by the Agent on trust absolutely for that Bank.

     10.15     REIMBURSEMENT The Agent shall have no liability to pay any sum to a Finance Party until it has itself received payment of that sum.
               If, however, the Agent does pay any sum to a Finance Party on account of any amount prospectively due to that Finance Party pursuant to Clause 10.14 before it has itself received payment of that amount, and the Agent does not in fact receive payment within five Business Days after the date on which that payment was required to be made by the terms of the Security Documents or the Mortgagees' Insurances, each Finance Party receiving any such payment will, on demand by the Agent, refund to the Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Agent for any amount which the
               Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was
               required to be paid by the terms of the Security Documents or the
               Mortgagees' Insurances and ending on the date on which the Agent receives reimbursement.

     10.16     REDISTRIBUTION OF PAYMENTS Unless otherwise agreed between the
               Banks and the Agent, if at any time a Bank receives or recovers by way of set-off, the exercise of any lien or otherwise (other than from any assignee or transferee of or sub-participant in that Bank's Commitment), an amount greater than that Bank's
               Proportionate Share of any sum due from any of the Security
               Parties under the Security Documents (the amount of the excess being referred to in this Clause as the "EXCESS AMOUNT") then:-

               10.16.1   that Bank shall promptly notify the Agent (which shall
                         promptly notify each other Bank);

               10.16.2   that Bank shall pay to the Agent an amount equal to the
                         Excess Amount within ten days of its receipt or
                         recovery of the Excess Amount; and

               10.16.3   the Agent shall treat that payment as if it were a
                         payment by the Security Party in question on account of
                         the sum owed to the Banks as aforesaid and shall
                         account to the Banks in respect of the Excess Amount in
                         accordance with the provisions of this Clause.

               However, if a Bank has commenced any Proceedings to recover sums owing to it under the Security Documents and, as a result of, or in connection with, those Proceedings has received an Excess
               Amount, the Agent shall not distribute any of that Excess Amount to any other Bank which had been notified of the Proceedings and had the legal right to, but did not, join those Proceedings or commence and diligently prosecute separate Proceedings to enforce its rights in the same or another court.

     10.17     RESCISSION OF EXCESS AMOUNT If all or any part of any Excess
               Amount is rescinded or must otherwise be restored to any of the
               Security Parties or to any other third party, the Banks which have received any part of that Excess Amount by way of
               distribution from the Agent pursuant to this Clause shall repay to the Agent for the account of the Bank which originally
               received or recovered the Excess Amount, the amount which shall be necessary to ensure that the Banks share rateably in
               accordance with their Proportionate Shares in the amount of the receipt or payment retained, together with interest on that amount at a rate equivalent to that (if any) paid by the Bank receiving or recovering the Excess Amount to the person to whom that Bank is liable to make payment in respect of such amount, and Clause 11.16.3 shall apply only to the retained amount.

     10.18     PROCEEDINGS Each of the Finance Parties shall notify one another of the proposed commencement of any Proceedings under any of the
               Security Documents prior to their commencement.

     10.19     INSTRUCTIONS Other than in the circumstances set out in clauses
               10.2.3 and 10.2.4, for which no further instructions are
               required, where the Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the
               Banks or of an Instructing Group each of the Banks shall provide the Agent with instructions within three Business Days of the
               Agent's request (which request may be made orally or in writing).
               If a Bank does not provide the Agent with instructions within that period, that Bank shall be bound by the decision of the
               Agent. Nothing in this Clause shall limit the right of the Agent to take, or refrain from taking, any action without obtaining the instructions of the Banks or an Instructing Group if the Agent in
               its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Banks under or in connection with the Security Documents.
               In that event, the Agent will notify the Banks of the action taken by it as soon as reasonably practicable, and the Banks agree to ratify any action taken by the Agent pursuant to this
               Clause.

     10.20     COMMUNICATIONS Any Communication under this Clause shall be given, delivered, made or served, in the case of the Agent (in its capacity as Agent or as one of the Banks), and in the case of the other Banks, at the address or fax number indicated in
               Schedule 2 and in the case of the Swap Providers the
               communication details set forth in clause 17.1.2.

     10.21     PAYMENTS All amounts payable to a Finance Party under this Clause shall be paid to such account at such bank as that Bank or that
               Swap Provider may from time to time direct in writing to the
               Agent.

     10.22     RETIREMENT Subject to a successor being appointed in accordance with this Clause, the Agent (a) may retire as agent and/or security trustee at any time without assigning any reason by giving to the Borrower, the Banks and the Swap Providers

               notice of its intention to do so and (b) must retire when
               instructed to do so in writing by an Instructing Group, in which event the following shall apply:

               10.22.1   the Finance Parties may within thirty days after the
                         date of the Agent's notice appoint a successor to act
                         as agent and/or security trustee or, if they fail to do
                         so, the Agent may appoint any other bank or financial
                         institution as its successor;

               10.22.2   the resignation of the Agent shall take effect
                         simultaneously with the appointment of its successor on
                         written notice of that appointment being given to the
                         Borrower and the Finance Parties;

               10.22.3   the Agent shall thereupon be discharged from all
                         further obligations as agent and/or security trustee
                         but shall remain entitled to the benefit of the
                         provisions of this Clause;

               10.22.4   the Agent's successor and each of the other parties to
                         this Agreement shall have the same rights and
                         obligations amongst themselves as they would have had
                         if that successor had been a party to this Agreement.

     10.23     NO FIDUCIARY RELATIONSHIP Except as provided in Clauses 10.3 and
               10.14, the Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for a Finance Party and nothing contained in any of the Security Documents shall
               constitute a partnership between any two or more Finance Parties or between the Agent and any Finance Party.

     10.24     THE AGENT AS A BANK The expression "THE BANKS" when used in the
               Security Documents includes the Agent in its capacity as one of the Banks. The Agent shall be entitled to exercise its rights, powers, discretions and remedies under or pursuant to the
               Security Documents in its capacity as one of the Banks in the same manner as any other Bank and as if it were not also the
               Agent.

     10.25     THE AGENT AS A "FINANCE PARTY" The expression "THE FINANCE
               PARTIES" when used in the Security Documents includes the Agent in its capacity as one of the Finance Parties. The Agent shall be entitled to exercise its rights, powers, discretions and remedies under or pursuant to the Security Documents in its capacity as one of the Finance Parties in the same manner as any other
               Finance Party and as if it were not also the Agent.

     10.26     THE AGENT AS SECURITY TRUSTEE Unless the context otherwise requires, the expression "THE AGENT" when used in the Security
               Documents includes the Agent acting in its capacities both as agent and security trustee.

11   COVENANTS

     The Borrower covenants with the Finance Parties in the following terms.

     11.1      NEGATIVE COVENANTS

               The Borrower will not without the Agent's prior written consent:

               11.1.1    NO DISPOSALS OR THIRD PARTY RIGHTS dispose of or create
                         or permit to arise or continue any Encumbrance or other
                         third party right on or over all or any part of its
                         present or future assets or undertaking (including,
                         without limitation, any of its rights under or in
                         connection with the Master Agreements and any amount at
                         any time payable by it to the Agent under or pursuant
                         to the Master Agreements) or permit any Encumbrance or
                         other third party right on or over all or any of the
                         Guarantors' present or future assets or undertaking
                         other than Permitted Encumbrances; nor

               11.1.2    NO BORROWINGS except from the Guarantors, borrow any
                         money or incur any obligations under leases other than
                         office premises and office equipment for their own use;
                         nor

               11.1.3    NO SUBSTANTIAL LIABILITIES except in the ordinary
                         course of business, incur any liability to any third
                         party which is of a substantial nature; nor

               11.1.4    NO DEALINGS WITH MASTER AGREEMENTS assign, novate or in
                         any other way transfer any of its rights or obligations
                         under or pursuant to either of the Master Agreements,
                         nor enter into any interest rate exchange or hedging
                         agreement with anyone other than a Swap Provider, nor
                         any other agreement or commitment the effect of which
                         is materially to prejudice the hedging of the
                         Borrower's interest rate risk effected by the Hedging
                         Transactions from time to time entered into between the
                         Borrower and a Swap Provider; nor

               11.1.5    NO OTHER BUSINESS engage in no other business other
                         than acting as the holding company of the Guarantors
                         and will procure that the Guarantors

                         engage in no business other than the ownership,
                         operation, chartering and management of the Vessel
                         owned by them; nor

               11.1.6    NO LOANS OR OTHER FINANCIAL COMMITMENTS make any loan
                         nor enter into any guarantee or indemnity or otherwise
                         voluntarily assume any actual or contingent liability
                         in respect of any obligation of any other person other
                         than loans to the Guarantors and guarantees by the
                         Borrower of the obligations of each Owner under the
                         Charter and the Management Agreement in respect of its
                         Vessel on an unsecured basis; nor

               11.1.7    NO DIVIDENDS (i) pay any dividends or make any other
                         distributions to shareholders or enter into any
                         transaction which has the same commercial effect as a
                         distribution to shareholders during the continuance of
                         an Event of Default or Potential Event of Default; and
                         (ii) prior to the occurrence of an Event of Default or
                         Potential Event of Default, pay any dividends or make
                         any other distributions to shareholders or enter into
                         any transaction which has the same commercial effect as
                         a distribution to shareholders unless the ratio of the
                         aggregate of the Market Values of those Vessels which
                         remain subject to the Mortgages and which have not
                         become a Total Loss to the amount of the Loan
                         (expressed as a percentage) is not less than one
                         hundred and forty per centum (140%); nor

               11.1.8    DE-LISTING permit its shares to be de-listed from the
                         New York Stock Exchange; nor

               11.1.9    MERGER enter into any amalgamation, demerger, merger or
                         corporate reconstruction; nor

               11.1.10   ARMS LENGTH TRANSACTIONS enter into transactions with
                         Affiliates (other than the Guarantors) other than on an
                         arms-length basis.

     11.2      POSITIVE COVENANTS

               11.2.1    REGISTRATION OF VESSELS The Borrower undertakes to
                         procure that the registration of the Vessels under the
                         flags indicated in Schedule 1 is maintained by the
                         Guarantors for the duration of the Facility Period. A
                         change of flag shall only be permitted with the Agent's
                         prior written consent, such consent not to be
                         unreasonably withheld.

               11.2.2    CHARTERS AND MANAGEMENT AGREEMENTS Any changes to the
                         Charters and the Management Agreements may only be made
                         with the Agent's prior written consent acting on the
                         instructions of the Banks (not to be unreasonably
                         withheld). On expiration of the relevant Sun Charters,
                         unless they are extended at a time charter rate at
                         least equal to the basic hire payable under the Charter
                         of such Vessel, or if either Sun Charter should
                         otherwise terminate during the Facility Period, the
                         Borrower undertakes to procure that the relevant
                         Charterer (or, in the case of (iii) below, the relevant
                         Owner), within a period of thirty (30) days from any
                         such expiration or termination, either

                         (i)       enters in to a new charter for that Vessel at
                                   a time charter rate at least equal to the
                                   basic hire payable under the relevant
                                   Charter, with a company having a credit
                                   rating of at least BBB with Standard & Poors
                                   or Baa 2 from Moody's; or

                         (ii)      provides cash collateral initially in an
                                   amount of seven million five hundred thousand
                                   Dollars ($7,500,000) decreasing quarterly
                                   thereafter pro rata as security for its
                                   payment obligations under the relevant
                                   Charter; or

                         (iii)     enters into a new time charter for such
                                   Vessel with Stena Bulk AB for a period at
                                   least equal to the balance of the Facility
                                   Period and at a rate at least equal to the
                                   basic hire payable under the relevant
                                   Charter, such charter to be guaranteed by
                                   Stena AB

                         and that first priority security will be granted to the
                         Agent on behalf of the Finance Parties over any such
                         replacement charters, charter guarantees and/or cash
                         deposits standing as security for charter obligations
                         to the extent within the control of the Borrower or the
                         Owners, and that reasonable endeavours will be used to
                         obtain the same security (and any relevant
                         acknowledgements to notices of assignment) from other
                         parties to such documentation.

               11.2.3    ADDITIONAL SECURITY The Vessels shall be valued at
                         least once per year and on such other occasions as the
                         Agent may require. One valuation each year during the
                         Facility Period, any valuations following an Event of
                         Default

                         and any valuations conducted when the Leverage Ratio is
                         equal to or more than seventy five per centum (75%)
                         shall be at the Borrower's expense. Any other
                         valuations shall be at the expense of the Banks. If and
                         so often as the aggregate of the Market Values of the
                         Vessels (determined in accordance with clause 1.1.66)
                         plus the value of any additional security (other than
                         Cash Collateral or Cash Equivalents) for the time being
                         provided to the Finance Parties pursuant to this Clause
                         shall be less than one hundred and twenty five per
                         centum (125%) of the amount of the Loan less any Cash
                         Collateral or Cash Equivalents provided as security
                         under this Clause, the Borrower will, within thirty
                         days of the request of the Agent to do so, at the
                         Borrower's option:-

                         (a)       pay to the Agent for credit to the Cash
                                   Collateral Account a cash deposit in the
                                   amount of the shortfall to be secured in
                                   favour of the Finance Parties as additional
                                   security for the payment of the Indebtedness;
                                   or

                         (b)       give to Agent as security trustee for the
                                   Finance Parties other additional security in
                                   amount and form acceptable to the Finance
                                   Parties in their discretion (with Cash
                                   Collateral or Cash Equivalents being
                                   automatically deemed acceptable); or

                         (c)       prepay the amount of the Indebtedness which
                                   will ensure that the aggregate of the Market
                                   Values of the Vessels (determined as
                                   aforesaid) plus the value of any such
                                   additional security is not less than one
                                   hundred and twenty five per centum (125%) of
                                   the amount of the Loan less any Cash
                                   Collateral or Cash Equivalents.

                         Clauses 5.4, 5.5 and 5.6 shall apply, mutatis mutandis,
                         to any prepayment made pursuant to this Clause and the
                         value of any additional security provided pursuant to
                         this Clause shall be determined by the Agent in its
                         discretion, other than Cash Collateral or Cash
                         Equivalents which shall be given face value on a Dollar
                         for Dollar basis.

                         Where the Borrower has provided additional security
                         pursuant to this Clause, the Borrower may request that
                         the Agent obtain new valuations on a date falling not
                         earlier than three months after the date such
                         additional

                         security was provided. If the aggregate amount of the
                         Market Values of the Vessels plus the value of any
                         additional security (other than Cash Collateral or Cash
                         Equivalents) (the "NEW SECURITY Amount") is greater
                         than one hundred and thirty five per centum (135%) of
                         the amount of the Loan (less any Cash Collateral or
                         Cash Equivalents) then provided that no Event of
                         Default has occurred and is continuing, the Agent shall
                         release to the Borrower, upon the Borrower's written
                         request and at the Borrower's expense, any such
                         additional security such that after its release the New
                         Security Amount will be at least equal to one hundred
                         and thirty five per centum (135%) of the amount of the
                         Loan (less any Cash Collateral or Cash Equivalents).
                         The Agent shall also release any Cash Collateral if and
                         to the extent that the Borrower simultaneously makes a
                         voluntary prepayment of the Loan in an equivalent
                         amount.

               11.2.4    FINANCIAL STATEMENTS The Borrower will supply to the
                         Agent, without request:

                         (a)       the annual consolidated financial statements
                                   of the Borrower for each financial year of
                                   the Borrower ending during the Facility
                                   Period, containing (amongst other things) the
                                   Borrower's profit and loss account for, and
                                   balance sheet at the end of, each such
                                   financial year, prepared in accordance with
                                   GAAP consistently applied, and audited by a
                                   firm of chartered accountants (or equivalent)
                                   acceptable to the Agent, in each case as soon
                                   as these are available and in any event
                                   within one hundred and twenty (120) days of
                                   the end of the financial year to which they
                                   relate; and

                         (b)       the interim unaudited financial statements of
                                   the Borrower for each quarter-year ending
                                   during the Facility Period, prepared in
                                   accordance with generally accepted accounting
                                   principles and practices applicable to
                                   companies incorporated in the Borrower's
                                   country of incorporation consistently
                                   applied, in each case as soon as these are
                                   available and in any event within sixty (60)
                                   days of the end of the quarter to which they
                                   relate.

               11.2.5    COMPLIANCE CERTIFICATE The Borrower will promptly
                         supply to the Agent a at the same time as delivering to
                         the Agent its interim unaudited financial

                         statements pursuant to Clause 11.2.4(b) above a
                         compliance certificate demonstrating its compliance
                         with the financial covenants contained in Clause 11.3.

               11.2.6    OTHER INFORMATION The Borrower will promptly supply to
                         the Agent details of any change to its board of
                         directors, copies of all financial and other
                         information from time to time given by the Borrower to
                         its shareholders and creditors and such information and
                         explanations as the Agent may from time to time require
                         in connection with the operation of the Vessels and the
                         Borrower's profit and liquidity, and will procure that
                         the Agent be given the like information and
                         explanations relating to all other Security Parties.

               11.2.7    EVIDENCE OF GOODSTANDING The Borrower will from time to
                         time on the request of the Agent provide the Agent with
                         evidence in form and substance satisfactory to the
                         Agent that the Security Parties and all corporate
                         shareholders of any of the Security Parties (except the
                         Borrower) remain in good standing.

               11.2.8    EVIDENCE OF CURRENT COFR Without limiting the
                         Borrower's obligations under Clause 11.2.6, the
                         Borrower will from time to time on the request of the
                         Agent provide the Agent with such evidence as the Agent
                         may reasonably require that each Vessel (whilst subject
                         to a Mortgage) has a valid and current Certificate of
                         Financial Responsibility pursuant to the United States
                         Oil Pollution Act 1990.

               11.2.9    ISM CODE COMPLIANCE The Borrower will:-

                         (a)       procure that each of the Vessels remains for
                                   the duration of the Facility Period subject
                                   to a SMS;

                         (b)       maintain a valid and current SMC for each of
                                   the Vessels throughout the Facility Period;

                         (c)       procure that each Company maintains a valid
                                   and current DOC throughout the Facility
                                   Period;

                         (d)       immediately notify the Agent in writing of
                                   any actual or threatened withdrawal,
                                   suspension, cancellation or modification of
                                   the SMC of any Vessel or of the DOC of any
                                   Company;

                         (e)       immediately notify the Agent in writing of
                                   any "accident" or "major non-conformity", as
                                   each of those terms is defined in the
                                   Guidelines on the Implementation of the
                                   International Safety Management Code by
                                   Administrations adopted by the Assembly of
                                   the International Maritime Organisation
                                   pursuant to Resolution A.788(19), and of the
                                   steps being taken to remedy the situation;
                                   and

                         (f)       not without the prior written consent of the
                                   Agent (which will not be unreasonably
                                   withheld) change the identity of any Company.

               11.2.10   INSPECTION OF RECORDS The Borrower will permit the
                         inspection of financial records and accounts at
                         reasonable times by the Agent or its nominee on
                         reasonable notice.

               11.2.11   PARI PASSU OBLIGATIONS The Borrower will ensure that,
                         throughout the Facility Period, the obligations of the
                         Security Parties under or pursuant to the Security
                         Documents rank at least pari passu with all other
                         existing or future unsecured indebtedness, obligations
                         or liabilities of the Security Parties, other than any
                         mandatorily preferred by law.

               11.2.12   NOTIFICATION OF EVENT OF DEFAULT The Borrower will
                         notify the Agent in writing of the occurrence of any
                         Event of Default or Potential Event of Default promptly
                         upon becoming aware of the same.

               11.2.13   OTHER INFORMATION The Borrower shall provide the Agent
                         with such other information concerning the business and
                         financial condition of the Borrower and the Guarantors
                         as the Agent may reasonably require.

     11.3      FINANCIAL COVENANTS

               The Borrower covenants that throughout the Facility Period (with such covenants being assessed on a group basis to include all subsidiaries of the Borrower whose results are consolidated into the results of the Borrower):

               11.3.1    the Leverage Ratio (expressed as a percentage) will be
                         not less than eighty per centum (80%);

               11.3.2    its Value Adjusted Equity (expressed as a
                         percentage)will be not less than thirty per centum
                         (30%) of its Value Adjusted Total Assets; and

               11.3.3    it will maintain a positive Working Capital at all
                         times.

12   EARNINGS ACCOUNT AND CASH COLLATERAL ACCOUNT

     12.1      MAINTENANCE OF ACCOUNTS The Borrower shall maintain the Earnings
               Account, the Cash Collateral Account and any other accounts it may have (other than one account to be held at Bank of Bermuda, which shall have a balance of under one hundred thousand Dollars
               ($100,000) at all times) with the Agent for the duration of the
               Facility Period free of Encumbrances and rights of set off other than as created by or pursuant to the Security Documents.

     12.2      EARNINGS The Borrower shall procure that all Earnings are
               credited to the Earnings Account.

     12.3      RELEASE OF SURPLUS Any amount remaining to the credit of the
               Earnings Account shall (unless an Event of Default or Potential
               Event of Default shall have occurred and be continuing) be released to or to the order of the Borrower. Amounts standing to the credit of the Cash Collateral Account shall be released to or to the order of the Borrower in accordance with Clause 11.2.3.

     12.4      RESTRICTION ON WITHDRAWAL During the Facility Period no sum may
               be withdrawn from the Earnings Account (except in accordance with this Clause) without the prior written consent of the Agent.

     12.5      RELOCATION OF EARNINGS ACCOUNT At any time following the
               occurrence and during the continuation of an Event of Default, the Agent may without the consent of the Borrower relocate the
               Earnings Account to any other branch of the Agent, without prejudice to the continued application of this Clause and the rights of the Finance Parties under or pursuant to the Security
               Documents.

13   EVENTS OF DEFAULT AND EVENT OF MANDATORY PREPAYMENT

     13.1      THE AGENT'S RIGHTS If any of the events set out in Clause 13.2 occurs, the Agent may (and, if instructed to do so by an
               Instructing Group, shall) by notice to the Borrower declare the
               Banks to be under no further obligation to the Borrower under or pursuant to this Agreement and may (and, if instructed to do so by an Instructing Group shall) declare all or any part of the
               Indebtedness (including such unpaid interest as shall have accrued) to be immediately payable, in which event the
               Indebtedness (or the part of the Indebtedness referred to in the
               Agent's notice) shall immediately become due and payable without any further demand or notice of any kind.

     13.2      EVENTS OF DEFAULT The events referred to in Clause 13.1 are:-

               13.2.1    PAYMENT DEFAULT if the Borrower defaults in the payment
                         of any part of the Indebtedness when due (except as a
                         result of banking error, provided the payment default
                         is remedied within two (2) Business Days of the
                         Borrower being made aware of the non-payment); or

               13.2.2    OTHER DEFAULT if any of the Security Parties fails to
                         observe or perform any of the covenants, conditions,
                         undertakings, agreements or obligations on its part
                         contained in any of the Security Documents in any
                         material respect or shall in any other way be in breach
                         of or do or cause to be done any act repudiating or
                         evidencing an intention to repudiate any of the
                         Security Documents and such breach (if capable of
                         remedy) is not remedied within fourteen (14) days after
                         the Agent has given the Borrower notice thereof; or

               13.2.3    MISREPRESENTATION OR BREACH OF WARRANTY if any
                         representation or warranty made or repeated by any of
                         the Security Parties to any of the Finance Parties in
                         any of the Security Documents, or in or pursuant to any
                         notice delivered to the Agent under or pursuant to any
                         of the Security Documents, is false or incorrect or
                         misleading in any material respect; or

               13.2.4    EXECUTION if a distress or execution or other process
                         of a court or authority is levied on any of the
                         property of any of the Security Parties before or after
                         final judgment or by order of any competent court or
                         authority and is not satisfied within seven days of
                         levy; or

               13.2.5    INSOLVENCY EVENTS if any of the Security Parties:-

                         (a)       resolves to appoint, or applies for, or
                                   consents to, the appointment of a receiver,
                                   administrative receiver, trustee,
                                   administrator or liquidator of itself or of
                                   all or part of its assets; or

                         (b)       is unable or admits its inability to pay its
                                   debts as they fall due; or

                         (c)       makes a general assignment for the benefit of
                                   creditors or enters into a moratorium on
                                   payment of any of its indebtedness; or

                         (d)       ceases trading or threatens to cease trading;
                                   or

                         (e)       has appointed an Inspector under the
                                   Companies Act 1985 or any statutory provision
                                   analogous thereto; or

               13.2.6    INSOLVENCY PROCEEDINGS if any order or judgment is
                         given by any court, for the bankruptcy, liquidation,
                         winding up, administration or re-organisation of any of
                         the Security Parties or for the appointment of a
                         receiver, administrative receiver, administrator,
                         liquidator or trustee of any of the Security Parties or
                         of all or part of the assets of any of the Security
                         Parties, or if any of the Security Parties appoints or
                         purports to appoint such receiver, administrative
                         receiver, administrator, liquidator or trustee; or

               13.2.7    IMPOSSIBILITY OR ILLEGALITY if any event occurs which
                         would, or would with the passage of time, render
                         performance of any of the Security Documents by any of
                         the Security Parties impossible, unlawful or
                         unenforceable by the Finance Parties; or

               13.2.8    CONDITIONS SUBSEQUENT if any of the conditions set out
                         in Clause 3.2 is not satisfied in accordance with that
                         Clause; or

               13.2.9    REVOCATION OR MODIFICATION OF CONSENTS ETC. if any
                         consent, licence, approval, authorisation, filing,
                         registration or other requirement of any governmental,
                         judicial or other public body or authority which is
                         now, or which at any time during the Facility Period
                         becomes, necessary to enable any of the Security
                         Parties to comply with any of their obligations in or
                         pursuant to any of the Security Documents is not
                         obtained or is revoked, suspended, withdrawn or
                         withheld, or is modified in a manner which is, or

                         is likely to be, prejudicial to the interests of the
                         Finance Parties, or ceases to remain in full force and
                         effect; or

               13.2.10   CURTAILMENT OF BUSINESS if the business of any of the
                         Security Parties is wholly or partially curtailed or
                         suspended by any intervention by or under authority of
                         any government, or if all or a substantial part of the
                         undertaking, property or assets of any of the Security
                         Parties is seized, nationalised, expropriated or
                         compulsorily acquired by or under authority of any
                         government; or

               13.2.11   MASTER AGREEMENT TERMINATION if a notice is sent by
                         either of the Swap Providers under section 6(a) of a
                         Master Agreement, or by any person under section
                         6(b)(iv) of a Master Agreement, in either case
                         designating an Early Termination Date for the purpose
                         of a Master Agreement, or if either of the Master
                         Agreements are for any other reason terminated,
                         cancelled, suspended, rescinded, revoked or otherwise
                         ceases to remain in full force and effect unless
                         promptly replaced by alternative Master Agreements and
                         Confirmations giving the Borrower fixed interest rate
                         exposure for the Loan for the remainder of the Facility
                         Period; or

               13.2.12   ACCELERATION OF OTHER INDEBTEDNESS if any obligation
                         for borrowed money or other financial indebtedness of
                         any of the Security Parties which is in excess of one
                         million Dollars ($1,000,000) becomes due or capable of
                         being declared due prior to its stated maturity by
                         reason of default on the part of that Security Party,
                         or is not repaid or satisfied at maturity, or any
                         commitment for financial indebtedness in excess of one
                         million Dollars ($1,000,000) is cancelled or suspended
                         by reason of default of a Security Party; or

               13.2.13   CHALLENGE TO REGISTRATION if the registration of any
                         Vessel or any Mortgage is contested by the relevant
                         Guarantor or becomes void or voidable or liable to
                         cancellation or termination, or if the validity or
                         priority of any Mortgage is contested by the relevant
                         Guarantor; or

               13.2.14   WAR if the country of registration of any Vessel
                         becomes involved in war (whether or not declared) or
                         civil war or is occupied by any other power

                         and the Agent in its discretion considers that, as a
                         result, the security conferred by the Security
                         Documents is materially prejudiced; or

               13.2.15   MATERIAL ADVERSE CHANGE ETC. if

                         (a)       anything is done or permitted or omitted to
                                   be done by any of the Security Parties which
                                   in the reasonable opinion of the Agent
                                   jeopardises or imperils (or may jeopardise or
                                   imperil) the rights conferred on the Finance
                                   Parties by the Security Documents in a
                                   material respect; or

                         (b)       there occurs (in the reasonable opinion of
                                   the Agent) any change in the business,
                                   affairs or financial condition of any of the
                                   Security Parties or any of the Commercial
                                   Parties from that pertaining at the date of
                                   this Agreement; or

                         (c)       if any of the Charters are for any reason
                                   terminated, cancelled, suspended, rescinded,
                                   revoked or otherwise cease to remain in full
                                   force and effect other than due to effluxion
                                   of time or Total Loss (or, in the case of a
                                   V-MAX Vessel, alternative arrangements being
                                   put in place within the periods, and in
                                   conformity with the requirements of, Clause
                                   11.2.2),

                           where the occurrence of such event or circumstances
                           has a Material Adverse Effect; or

               13.2.16   DE-LISTING if the shares in the Borrower are de-listed
                         from the New York Stock Exchange; or

               13.2.17   CHANGE OF OWNERSHIP any Guarantor ceases to be wholly
                         owned (either legally and/or beneficially) by the
                         Borrower or (while it is the manager of a Vessel)
                         Northern Marine Management Ltd. ceases to be a wholly
                         owned (directly or indirectly) subsidiary of Stena AB;
                         or

               13.2.18   ANALOGOUS EVENTS if any event which (in the reasonable
                         opinion of the Agent) is analogous to any of the events
                         set out in Clauses 13.2.4, 13.2.5 and/or 13.2.6 above
                         shall occur.

     13.3      EVENT OF MANDATORY PREPAYMENT if any Vessel or any other vessel which may from time to time be mortgaged to the Finance Parties as security for the repayment of all or any part of the
               Indebtedness is sold, destroyed, abandoned, confiscated,
               forfeited, condemned as prize or becomes a Total Loss the
               Borrower shall prepay such amount as is equal to:

                                   B
                    (i)       A x  -
                                   C

                    together with accrued interest and any Break Costs on the
                    amount being prepaid, where A = the Loan outstanding at the relevant date; B = the Market Value of the relevant Vessel;
                    and C = the aggregate Market Values of the relevant Vessel and of all remaining Vessels. For the purposes of this
                    Clause, the Market Value shall be determined by reference to the then most recent valuations (if within three (3) months of the relevant date) or (in all other circumstances) by a further valuation carried out in accordance with Clause
                    11.2.3; and

                    (ii) any additional amount as may be required to ensure
                         that, after such application, the Loan (less any Cash
                         Collateral or Cash Equivalents) shall be less than
                         sixty per centum (60%) of the Market Value of the
                         remaining Vessels and any additional security provided
                         under Clause 11.2.3,

                    and any balance shall, subject to no Event of Default or
                    Potential Event of Default then being in existence, be
                    released to the Owner.

                    The Borrower's obligation to make such Mandatory Prepayment shall fall due, in the case of a sale, on the date of
                    completion of such sale, and in the case of a Total Loss on the earlier of (a) receipt of the insurance proceeds
                    relating thereto and (b) the date falling one hundred and
                    eighty (180) days after such Total Loss.

                    For the avoidance of doubt any such sale and release or the
                    Total Loss of a Vessel and the resulting mandatory
                    prepayment in accordance with the terms of this Clause 13.3 will not constitute a Credit Event Upon Merger under the
                    Master Agreements.

14   SET-OFF, LIEN AND APPLICATION

     14.1      SET-OFF The Borrower irrevocably authorises the Finance Parties at any time while an Event of Default is in existence to set off without notice any liability of any of the Borrower to any of
               Finance Parties (whether present or future, actual or contingent, and irrespective of the branch or office, currency or place of payment) against any credit balance from time to time standing on any account of any of the Borrower (whether current or otherwise and whether or not subject to notice) with any branch of the
               Finance Parties in or towards satisfaction of the Indebtedness and, in the name of that Finance Party, to do all acts
               (including, without limitation, converting or exchanging any currency) and execute all documents which may be required to effect such application.

     14.2      APPLICATION Save as otherwise provided by the Security Documents or the Quiet Enjoyment Agreements, the Borrower irrevocably authorises the Agent to apply all sums which the Agent may receive arising under or in connection with any of the Security
               Documents executed by the Borrower in or towards satisfaction, or by way of retention on account, of the Indebtedness, in such manner as the Agent may determine.

     14.3      MASTER AGREEMENT RIGHTS The rights conferred on the Agent by this
               Clause shall be in addition to, and without prejudice to or limitation of, the rights of netting and set off conferred on the
               Swap Providers by the Master Agreements. The Borrower
               acknowledges that the Swap Providers shall be under no obligation to make any payment to the Borrower under or pursuant to the
               Master Agreements if, at the time that payment becomes due, there shall have occurred an Event of Default or Potential Event of
               Default, or an Event of Default or Termination Event (as those terms are respectively defined in the Master Agreements), but shall pay any such sums (and are hereby authorised to make such payments) to the Agent on behalf of the Borrower to be applied in accordance with Clause 14.2, with any balance thereafter to be paid to the Borrower or as it may direct.

15   ASSIGNMENT AND SUB-PARTICIPATION

     15.1      RIGHT TO ASSIGN Each of the Banks may assign or transfer any of its rights and/or obligations under or pursuant to this Agreement to any other branch of that Bank or to another Bank or an
               Affiliate of another Bank or, subject to the approval of the

               Borrower which shall not be unreasonably withheld or delayed and which shall be deemed given after five (5) Business Days if no response is received by the Agent, to any other bank or financial institution, and may grant sub-participations in all or any part of its Commitment PROVIDED ALWAYS that no consent of the Borrower shall be required for any transfer or assignment during the continuance of an Event of Default.

     15.2      BORROWER'S CO-OPERATION The Borrower will co-operate fully with the Banks in connection with any assignment, transfer or
               sub-participation; will execute and procure the execution of such documents as the Banks may require in connection therewith;
               irrevocably authorises the Agent to sign any Transfer Certificate on its behalf; and irrevocably authorises the Agent and the Banks
               (subject to receipt of an appropriate confidentiality undertaking from the proposed recipient of the information) to disclose to any proposed assignee, transferee or sub-participant (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or sub-participation shall take place) all information relating to the Security
               Parties, the Loan or the Security Documents which the Agent or the Bank may in its discretion consider necessary or desirable.

     15.3      RIGHTS OF ASSIGNEE Any assignee or transferee of a Bank shall
               (unless limited by the express terms of the assignment or
               transfer) take the full benefit of every provision of the
               Security Documents benefitting that Bank.

     15.4      TRANSFER CERTIFICATES If any Bank wishes to transfer any of its rights and/or obligations under or pursuant to this Agreement, it may do so by delivering to the Agent a duly completed Transfer
               Certificate, in which event on the Transfer Date:-

               15.4.1    to the extent that that Bank seeks to transfer its
                         rights and/or obligations, the Borrower (on the one
                         hand) and the Bank in question (on the other) shall be
                         released from all further obligations towards the
                         other(s);

               15.4.2    the Borrower (on the one hand) and the Transferee (on
                         the other) shall assume obligations towards the
                         other(s) identical to those released pursuant to Clause
                         15.4.1;

               15.4.3    the Agent, each of the Banks and the Transferee shall
                         have the same rights and obligations between themselves
                         as they would have had if the Transferee had been an
                         original party to this Agreement as a Bank; and

               15.4.4    the Transferee shall pay to the Agent for its own
                         account a transfer fee of two thousand Dollars
                         ($2,000).

                         Each Bank irrevocably authorises the Agent to sign on
                         its behalf any Transfer Certificate relating to the
                         transfer of any of the rights and/or obligations of any
                         other Bank.

     15.5      COSTS RESULTING FROM CHANGE OF BANK OR FACILITY OFFICE

               If:

               (a)       a Bank assigns or transfers any of its rights and
                         obligations hereunder or changes its facility office;
                         and

               (b)       as a result of circumstances existing at the date the
                         assignment, transfer or change occurs, the Borrower
                         would be obliged to pay an additional or increased cost
                         under this Agreement.

               then, unless the assignment, transfer or change is made by a Bank to mitigate any circumstance giving rise to the additional or increased cost and/or cancelled by reason of illegality, the
               Borrower need only pay that additional or increased cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

     15.6      SECURITY DOCUMENTS

               Unless otherwise expressly provided in any Security Document or otherwise expressly agreed between a Bank and any proposed
               Transferee and notified by that Bank to the Agent on or before the relevant Transfer Date, there shall automatically be assigned to the Transferee with any transfer of a Bank's rights and/or obligations under or pursuant to this Agreement the rights of that Bank under or pursuant to the Security Documents (other than this Agreement) which relate to the portion of the Bank's rights and/or obligations transferred by the relevant Transfer
               Certificate.

16   PAYMENTS, MANDATORY PREPAYMENT, RESERVE REQUIREMENTS AND ILLEGALITY

     16.1      PAYMENTS All amounts payable by the Borrower under or pursuant to any of the Security Documents shall be paid to such accounts at such banks as the Agent may from time to time direct to the
               Borrower, and (unless payable in any other Currency of Account)
               shall be paid in Dollars in same day funds (or such funds as are required by the authorities in the United States of America for settlement of international payments for immediate value).
               Payments shall be deemed to have been received by the Agent on the date on which the Agent receives authenticated advice of receipt, unless that advice is received by the Agent on a day other than a Business Day or at a time of day (whether on a
               Business Day or not) when the Agent in its discretion considers that it is impossible or impracticable for the Agent to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the
               Agent on the Business Day next following the date of receipt of advice by the Agent.

     16.2      NO DEDUCTIONS OR WITHHOLDINGS All payments (whether of principal or interest or otherwise) to be made by the Borrower pursuant to the Security Documents shall, subject only to Clause 16.3, be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature.

     16.3      GROSSING-UP If at any time any law requires (or is interpreted to require) the Borrower to make any deduction or withholding from any payment, or to change the rate or manner in which any
               required deduction or withholding is made, the Borrower will promptly notify the Agent and, simultaneously with making that payment, will pay to the Agent whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that
               additional amount) is necessary to ensure that, after making the deduction or withholding, the Agent and the Finance Parties receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

     16.4      EVIDENCE OF DEDUCTIONS If at any time the Borrower is required by law to make any deduction or withholding from any payment to be made by it pursuant to any of the Security Documents, the
               Borrower will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable

               law and will, no later than thirty days after making that
               payment, deliver to the Agent an original receipt issued by the relevant authority, or other evidence acceptable to the Agent acting reasonably, evidencing the payment to that authority of all amounts required to be deducted or withheld.

     16.5      ADJUSTMENT OF DUE DATES If any payment or transfer of funds to be made under any of the Security Documents, other than a payment of interest on the Loan or a payment pursuant to the Master
               Agreements, shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day
               (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

     16.6      CHANGE IN LAW If, by reason of the introduction of any law, or any change in any law, or the interpretation or administration of any law, or in compliance with any request or requirement from any central bank or any fiscal, monetary or other authority:-

               16.6.1    any Bank or the Agent (or the holding company of any
                         Bank or the Agent) shall be subject to any Tax (other
                         than Tax on its overall net income) with respect to
                         payments of all or any part of the Indebtedness; or

               16.6.2    the basis of Taxation of payments to any Bank or to the
                         Agent in respect of all or any part of the Indebtedness
                         shall be changed save where a deduction or withholding
                         for or on account of Tax from a payment under a
                         Security Document is required by law to be made by the
                         Borrower; or

               16.6.3    any reserve requirements shall be imposed, modified or
                         deemed applicable against assets held by or deposits in
                         or for the account of or loans by any branch of any
                         Bank except to the extent included in the Mandatory
                         Cost; or

               16.6.4    the manner in which any Finance Party allocates capital
                         resources to its obligations under this Agreement or
                         any ratio (whether cash, capital adequacy, liquidity or
                         otherwise) which any Finance Party is required or
                         requested to maintain shall be affected; or

               16.6.5    there is imposed on any Finance Party (or on the
                         holding company of any Finance Party) any other
                         condition in relation to the Indebtedness or the
                         Security Documents;

               and the result of any of the above shall be to increase the cost to any Bank (or to the holding company of any Bank) of that Bank making or maintaining its Commitment or to cause any Finance
               Party to suffer (in its opinion) a material reduction in the rate of return on its overall capital below the level which it
               reasonably anticipated at the date of this Agreement and which it would have been able to achieve but for its entering into this
               Agreement and/or performing its obligations under this Agreement unless such an increase of cost is attributable to the wilful breach by any Bank or its Affiliate of any law or regulation, or is compensated for by any other provision hereunder or would have been compensated for under another provision hereunder but was not compensated solely because an exception contained therein;
               the Bank affected shall notify the Agent and the Borrower shall from time to time pay to the Agent on demand for the account of the Bank affected the amount which shall compensate that Bank or the Agent (or the relevant holding company) for such additional cost or reduced return. A certificate signed by an authorised signatory of the Finance Party affected setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrower and shall be conclusive evidence of such amount save for manifest error or on any question of law.

     16.7      ILLEGALITY Notwithstanding anything contained in the Security
               Documents, the obligations of the Banks to advance or maintain the Loan shall terminate in the event that a change in any law or in the interpretation of any law by any authority charged with its administration shall make it unlawful for that Bank to advance or maintain its Commitment. In that event the Bank affected shall notify the Agent and the Agent shall, by written notice to the Borrower, declare that Bank's obligations to be immediately terminated. If all or any part of the Loan shall have been advanced by the Banks to the Borrower, the Indebtedness
               (including all accrued interest) shall be prepaid within thirty days from the date of such notice. Clause 5.3 shall apply to that prepayment if it is made on a day other than the last day of an
               Interest Period.

     16.8      If (i) at or about 11 am on the second Business Day prior to the beginning of an Interest Period LIBOR is not available and none or only one of the Banks supplies a rate to the Agent to
               determine LIBOR for the relevant Interest Period or (2) if at or about 11 am on the second Business Day prior to the beginning of an Interest Period the Agent receives notification from at least two Banks (whose participation in the Loan exceeds fifty per cent of the Loan) that the cost to them of obtaining matching deposits in the relevant interbank market would be in excess of LIBOR,

               16.8.1    the Agent shall give notice to the Borrower of the
                         occurrence of such event; and

               16.8.2    the Agent shall as soon as reasonably practicable
                         certify to the Borrower in writing the effective cost
                         to the Banks of maintaining the Loan for such further
                         period as shall be selected by the Banks and the rate
                         of interest payable by the Borrower for that period;
                         or, if that is not acceptable to the Borrower,

               16.8.3    the Agent on behalf of the Banks will negotiate with
                         the Borrower in good faith with a view to modifying
                         this Agreement to provide a substitute basis for the
                         Loan which is financially a substantial equivalent to
                         the basis provided for in this Agreement.

               If, within thirty days of the giving of the notice referred to in
               Clause 16.8.1, the Borrower and the Agent fail to agree in writing on a substitute basis for the Loan, the Borrower will immediately prepay the Indebtedness. Clause 5.3 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period.

     16.9      16.9.1    (a)       Each Finance Party shall, in consultation
                                   with the Borrower take all reasonable steps
                                   to mitigate any circumstances which would
                                   arise and which would result in any amount
                                   becoming payable under or pursuant to, or
                                   cancelled pursuant to, any of Clause 16.3,
                                   Clause 16.6, Clause 16.7 or Clause 16.8
                                   including (but not limited to) transferring
                                   its rights and obligations under the Security
                                   Documents.

                         (b)       Paragraph (a) above does not in any way limit
                                   the obligations of the Borrower or Guarantors
                                   under the Security Documents.

               16.9.2    (a)       The Borrower shall indemnify each Finance
                                   Party for all costs and expenses reasonably
                                   incurred by that Finance Party as a result of
                                   steps taken by it under Clause 16.9.1.

                         (b)       A Finance Party is not obliged to take any
                                   steps under Clause 16.9.1 if in the opinion
                                   of that Finance Party (acting reasonably), to
                                   do so might be prejudicial to it.

17   COMMUNICATIONS

     17.1      METHOD Any Communication may be given, delivered, made or served
               (as the case may be) under or in relation to this Agreement by letter or fax and shall be in the English language and sent addressed:-

               17.1.1    in the case of the Banks or the Agent to the Agent in
                         accordance with the details set out in Schedule 2; and

               17.1.2    in the case of the Swap Providers to the relevant Swap
                         Provider in accordance with the details set out in
                         Schedule 2;

               17.1.3    in the case of the Borrower to the Communications
                         Address;

               or to such other address or fax number as the Banks, the Swap
               Providers, the Agent or the Borrower may designate for themselves by written notice to the others.

     17.2      TIMING A Communication shall be deemed to have been duly given, delivered, made or served to or on, and received by, the
               Borrower:-

               17.2.1    in the case of a fax when the sender receives one or
                         more transmission reports showing the whole of the
                         Communication to have been transmitted to the correct
                         fax number; or

               17.2.2    if delivered to an officer of any of the Borrower or
                         left at the Communications Address at the time of
                         delivery or leaving.

               A Communication shall only be deemed to have been duly given, delivered, made or served to or on, and received by, the Banks, or the Agent on actual receipt of the whole of that Communication by the Agent and by a Swap Provider on actual receipt of the whole of that Communication by that Swap Provider.

     17.3      INDEMNITY The Borrower shall indemnify the Finance Parties against any cost, claim, liability, loss or expense (including legal fees and any Value Added Tax or any similar or replacement tax (if applicable)) which the Finance Parties may sustain or incur as a consequence of any Communication sent by or on behalf of the Borrower by fax not being received by its intended
               recipient, or being received incomplete, or by reason of any
               Communication purportedly having been sent by or on behalf of the
               Borrower having been sent fraudulently.

18   GENERAL INDEMNITIES

     18.1      CURRENCY In the event of a Finance Party receiving or recovering any amount payable under any of the Security Documents in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the
               Currency of Account at the date of receipt to satisfy in full the amount due, the Borrower shall, on the Agent's written demand, pay to the Agent such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Agent on behalf of the Finance
               Parties as a separate debt under this Agreement.

     18.2      COSTS AND EXPENSES The Borrower will, within fourteen days of the
               Agent's written demand, reimburse the Agent (on behalf of the
               Finance Parties) for all costs and expenses (including Value
               Added Tax or any similar or replacement tax if applicable) of and incidental to:-

               18.2.1    the negotiation, preparation, execution and
                         registration of the Security Documents (whether or not
                         any of the Security Documents are actually executed or
                         registered and whether or not all or any part of the
                         Loan is advanced);

               18.2.2    any amendments, addenda or supplements to any of the
                         Security Documents (whether or not completed);

               18.2.3    any other documents which may at any time be required
                         by any Finance Party to give effect to any of the
                         Security Documents or which any Finance Party is
                         entitled to call for or obtain pursuant to any of the
                         Security Documents; and

               18.2.4    the exercise of the rights, powers, discretions and
                         remedies of the Finance Parties under or pursuant to
                         the Security Documents.

     18.3      EVENTS OF DEFAULT The Borrower shall indemnify the Finance
               Parties from time to time on demand against all losses and costs incurred or sustained by any Finance Party as a consequence of any Event of Default, including (without limitation) any Break
               Costs.

     18.4      FUNDING COSTS The Borrower shall indemnify the Finance Parties from time to time on demand against all losses and costs incurred or sustained by any Finance Party if, for any reason, any Drawing is not advanced to the Borrower after the relevant Drawdown
               Notice has been given to the Agent, or is advanced on a date other than that requested in the Drawdown Notice (unless, in either case, as a result of any default by the Finance Parties)
               including (without limitation) any Break Costs.

     18.5      PROTECTION AND ENFORCEMENT The Borrower shall indemnify the
               Finance Parties from time to time on demand against all losses, costs and liabilities which any Finance Party may from time to time sustain, incur or become liable for in or about the
               protection, maintenance or enforcement of the rights conferred on the Finance Parties by the Security Documents or in or about the exercise or purported exercise by the Finance Parties of any of the rights, powers, discretions or remedies vested in them under or arising out of the Security Documents, including (without limitation) any losses, costs and liabilities which any Finance
               Party may from time to time sustain, incur or become liable for by reason of the Finance Party being mortgagees of any Vessel and/or a lender to the Borrower, or by reason of any Finance
               Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of any Vessel other than if caused by its gross negligence or wilful misconduct.

     18.6      LIABILITIES OF FINANCE PARTIES The Borrower will from time to time reimburse the Finance Parties on demand for all sums which any Finance Party may pay or

               become actually or contingently liable for on account of the
               Borrower or in connection with any Vessel (whether alone or jointly or jointly and severally with any other person) including
               (without limitation) all sums which any Finance Party may pay or guarantees which any Finance Party may give in respect of the
               Insurances, any expenses incurred by any Finance Party in
               connection with the maintenance or repair of any Vessel or in discharging any lien, bond or other claim relating in any way to any Vessel, and any sums which any Finance Party may pay or guarantees which they may give to procure the release of any
               Vessel from arrest or detention.

     18.7      TAXES The Borrower shall pay all Taxes (other than Taxes on the overall net income of any of the Finance Parties) to which any of the Security Documents may be at any time subject and shall indemnify the Finance Parties on demand against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes.

19   MISCELLANEOUS

     19.1      WAIVERS No failure or delay on the part of the Finance Party in exercising any right, power, discretion or remedy under or pursuant to any of the Security Documents, nor any actual or alleged course of dealing between the Finance Parties and the
               Borrower, shall operate as a waiver of, or acquiescence in, any default on the part of any Security Party, unless expressly agreed to do so in writing by the Agent, nor shall any single or partial exercise by a Finance Party of any right, power,
               discretion or remedy preclude any other or further exercise of that right, power, discretion or remedy, or the exercise by that
               Finance Party of any other right, power, discretion or remedy.

     19.2      NO ORAL VARIATIONS No variation or amendment of any of the
               Security Documents shall be valid unless in writing and signed on behalf of the Banks and the Agent.

     19.3      SEVERABILITY If at any time any provision of any of the Security
               Documents is invalid, illegal or unenforceable in any respect that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

     19.4      SUCCESSORS ETC. The Security Documents shall be binding on the
               Security Parties and on their successors and permitted
               transferees and assignees, and shall inure to the benefit of the
               Finance Parties and their respective successors, transferees and assignees. The Borrower may not assign nor transfer any of its rights under or pursuant to any of the Security Documents without the prior written consent of the Agent.

     19.5      FURTHER ASSURANCE If any provision of the Security Documents shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by the Finance Parties are
               considered by the Finance Parties for any reason insufficient to carry out the terms of this Agreement, then from time to time the
               Borrower will promptly, on demand by the Agent, execute or procure the execution of such further documents as in the opinion of the Finance Parties are necessary to provide adequate security for the repayment of the Indebtedness.

     19.6      OTHER ARRANGEMENTS The Finance Parties may, without prejudice to their rights under or pursuant to the Security Documents, at any time and from time to time, on such terms and conditions as they may in their discretion determine, and without notice to the
               Borrower, grant time or other indulgence to, or compound with, any other person liable (actually or contingently) to the Finance
               Parties in respect of all or any part of the Indebtedness, and may release or renew negotiable instruments and take and release securities and hold funds on realisation or suspense account without affecting the liabilities of the Borrower or the rights of the Finance Parties under or pursuant to the Security
               Documents.

     19.7      ADVISERS The Borrower irrevocably authorises the Agent, at any time and from time to time during the Facility Period, to consult insurance advisers on any matters relating to the Insurances, including, without limitation, the collection of insurance claims, and from time to time to consult or retain advisers or consultants to monitor or advise on any other claims relating to the Vessels. The Borrower will provide such advisers and
               consultants with all information and documents which they may from time to time require and will reimburse the Agent on demand for all costs and expenses incurred by the Agent in connection with the consultation or retention of such advisers or
               consultants.

     19.8      DELEGATION The Finance Parties may at any time and from time to time delegate to any person any of their rights, powers,
               discretions and remedies pursuant to the Security Documents on such terms as they may consider appropriate (including the power to sub-delegate).

     19.9      RIGHTS ETC. CUMULATIVE Every right, power, discretion and remedy conferred on the Finance Parties under or pursuant to the
               Security Documents shall be cumulative and in addition to every other right, power, discretion or remedy to which they may at any time be entitled by law or in equity. The Finance Parties may exercise each of their rights, powers, discretions and remedies as often and in such order as they deem appropriate. The exercise or the beginning of the exercise of any right, power, discretion or remedy shall not be interpreted as a waiver of the right to exercise that or any other right, power, discretion or remedy either simultaneously or subsequently.

     19.10     NO ENQUIRY The Finance Parties shall not be concerned to enquire into the powers of the Security Parties or of any person
               purporting to act on behalf of any of the Security Parties, even if any of the Security Parties or any such person shall have acted in excess of their powers or if their actions shall have been irregular, defective or informal, whether or not any Finance
               Party had notice thereof.

     19.11     CONTINUING SECURITY The security constituted by the Security
               Documents shall be continuing and shall not be satisfied by any intermediate payment or satisfaction until the Indebtedness shall have been repaid in full and Finance Parties shall not be under any further actual or contingent liability to any third party in relation to the Vessels, the Insurances, Earnings or Requisition
               Compensation or any other matter referred to in the Security
               Documents.

     19.12     SECURITY CUMULATIVE The security constituted by the Security
               Documents shall be in addition to any other security now or in the future held by the Finance Parties for or in respect of all or any part of the Indebtedness, and shall not merge with or prejudice or be prejudiced by any such security or any other contractual or legal rights of the Finance Parties, nor affected by any irregularity, defect or informality, or by any release, exchange or variation of any such security. Section 93 of the Law of Property Act 1925 and all provisions which the Agent considers analogous thereto under the law of any other relevant
               jurisdiction shall not apply to the security constituted by the
               Security Documents.

     19.13     NO LIABILITY None of the Finance Parties, nor any agent or employee of any Finance Party, nor any receiver and/or manager appointed by the Agent, shall be liable for any losses which may be incurred in or about the exercise of any of the rights, powers, discretions or remedies of the Finance Parties under or pursuant to the Security Documents nor liable as mortgagee in possession for any loss on realisation or for any neglect or default of any nature for which a mortgagee in possession might otherwise be liable other than if caused by its gross negligence or wilful misconduct.

     19.14     RESCISSION OF PAYMENTS ETC. Any discharge, release or
               reassignment by the Finance Parties of any of the security constituted by, or any of the obligations of any Security Party contained in, any of the Security Documents shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law.

     19.15     RELEASES If any Finance Party shall at any time release any party from all or any part of any of the Security Documents, the liability of any other party to the Security Documents shall not be varied or diminished.

     19.16     DISCRETIONS Unless otherwise expressly indicated, where any
               Finance Party is stated in the Security Documents to have a discretion and/or where the opinion of any Finance Party is referred to and/or where the consent, agreement or approval of any Finance Party is required for any course of action, or where anything is required to be acceptable to any Finance Party, the
               Finance Party shall have a sole, absolute and unfettered
               discretion and/or may give or withhold their consent, agreement or approval at their sole, absolute and unfettered discretion.

     19.17     CERTIFICATES Any certificate or statement signed by an authorised signatory of the Agent purporting to show the amount of the
               Indebtedness (or any part of the Indebtedness) or any other amount referred to in any of the Security Documents shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrower of that amount.

     19.18     SURVIVAL OF REPRESENTATIONS AND WARRANTIES The representations and warranties on the part of the Borrower contained in this
               Agreement shall survive the execution of this Agreement and the advance of the Loan.

     19.19     COUNTERPARTS This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

     19.20     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 No term of this
               Agreement is enforceable by a person who is not a party to it.

20   LAW AND JURISDICTION

     20.1      GOVERNING LAW This Agreement shall in all respects be governed by and interpreted in accordance with English law.

     20.2      JURISDICTION For the exclusive benefit of the Finance Parties, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any Proceedings may be brought in those courts.

     20.3      ALTERNATIVE JURISDICTIONS Nothing contained in this Clause shall limit the right of the Finance Parties to commence any
               Proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any Proceedings against the Borrower in one or more jurisdictions preclude the commencement of any Proceedings in any other jurisdiction, whether concurrently or not.

     20.4      WAIVER OF OBJECTIONS The Borrower irrevocably waives any
               objection which it may now or in the future have to the laying of the venue of any Proceedings in any court referred to in this
               Clause, and any claim that those Proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any Proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

     20.5      SERVICE OF PROCESS Without prejudice to the right of the Finance
               Parties to use any other method of service permitted by law, the
               Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if

               addressed to it and left at or sent by post to the Address for
               Service, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9.00 a.m. on the Business Day after posting by prepaid first class post.

     20.6      REPLACEMENT AGENT FOR SERVICE If any person appointed as process agent is unable for any reason to act as agent for service of process, the Borrower (on behalf of the relevant Security
               Parties) must immediately (and in any event within ten days of such event taking place) appoint another agent on terms
               acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

                                   SCHEDULE 1

                         THE GUARANTORS AND THE VESSELS

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NAME OF              COUNTRY OF          SELLER           REGISTERED        NAME OF VESSEL       FLAG           ATTRIBUTABLE
GUARANTOR            INCORPORATION                        OFFICE                                VESSEL           PERCENTAGE
----------------------------------------------------------------------------------------------------------------------------------

Vision Ltd.          Bermuda           CM V-MAX I        Clarendon House    "Stena Vision"       Bermuda            28.2%
                                       Limited           2 Church Street
                                                         Hamilton HM11
                                                         Bermuda
----------------------------------------------------------------------------------------------------------------------------------
Victory Ltd.         Bermuda           CM V-MAX II       Clarendon House    "Stena Victory"      Bermuda            28.2%
                                       Limited           2 Church Street
                                                         Hamilton HM11
                                                         Bermuda
----------------------------------------------------------------------------------------------------------------------------------
Companion Ltd.       Bermuda           Panisland Ltd.    Clarendon House    "Stena Companion"    Bermuda            11.5%
                                                         2 Church Street
                                                         Hamilton HM11
                                                         Bermuda
----------------------------------------------------------------------------------------------------------------------------------
Compatriot Ltd.      Bermuda           Panocean Ltd.     Clarendon House    "Stena Compatriot"   Bermuda            11.5%
                                                         2 Church Street
                                                         Hamilton HM11
                                                         Bermuda
----------------------------------------------------------------------------------------------------------------------------------
Concord Ltd.         Bermuda           Oceanspirit Ltd.  Clarendon House    "Stena Concord"      Bermuda            10.3%
                                                         2 Church Street
                                                         Hamilton HM11
                                                         Bermuda
----------------------------------------------------------------------------------------------------------------------------------
Consul Ltd.          Bermuda           Oceansong Ltd.    Clarendon House    "Stena Consul"       Bermuda            10.3%
                                                         2 Church Street
                                                         Hamilton HM11
                                                         Bermuda
----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                          THE BANKS AND THE COMMITMENTS

THE BANKS                                                THE COMMITMENTS (IN $)

Fortis Bank (Nederland) N.V.                             67,500,000

For credit matters:
Haakon VII's gate 10
N-0161 Oslo
Norway

Attn:  Global Shipping Group
Fax:   +47 23 114940
For administrative matters:

Coolsingel 93
PO Box 749
NL-3000 AS Rotterdam
The Netherlands

Attn:  Global Shipping Group
Fax:   +31 10 401 5323
HSBC Bank plc                                            67,500,000

8 Canada Square
London E14 5HQ

Attn:  Process Manager, Loans Administration
Fax:   +44 207 992 4680

                                   SCHEDULE 3

                        CALCULATION OF THE MANDATORY COST

(a)  The Mandatory Cost for the Loan for each Interest Period is the rate determined by the Agent to be equal to the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the respective rates notified to it by each of the Banks and calculated in accordance with the following formulae:

          F x 0.01 % per annum = Mandatory Cost
          --------
          300

          where on the day of application of the formula:

          F         is the charge payable by the Bank to the Financial Services
                    Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations or the equivalent provisions in any
                    replacement regulations (with, for this purpose, the figure for the minimum amount in paragraph 2.02b or such equivalent provision deemed to be zero), expressed in pounds per
                    (pound)1 million of the fee base of the Bank.

(b)  For the purpose of this Schedule:

     (ii)     "FEE BASE" has the meaning given to it in the Fees Regulations;

     (iii)    "FEES REGULATIONS" means:-

              (A)     up to and including 31 March 2002, the Banking Supervision
                      (Fees) Regulations 2001; and

              (B)     after that date any regulations governing the payment of
                      fees for banking supervision;

     (iv)     "RELEVANT PERIOD" in relation to each Interest Period, means:-

              (A)     if it is three months or less, that Interest Period; or

              (B)     if it is more than three months, three months.

(d)  (i)      The formula is applied on the first day of each relevant period comprised in the relevant Interest Period.

     (ii)     Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e)  If a Bank does not supply a rate to the Agent when requested to do so, the applicable Mandatory Cost shall be determined on the basis of the rate(s)
     supplied by the remaining Banks.

(f)  If a change in circumstances has rendered, or will render, the formula inappropriate, the Agent shall notify the Borrower of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on the Borrower.

SIGNED by Michael Drayton                            )
for and on behalf                                    )
of  ARLINGTON TANKERS LTD.                           ) /s/ Michael K. Drayton
pursuant to a power of attorney                      )
dated 1 November 2004                                )
in the presence of:-                                 )

SIGNED by Mark Russell                               )
duly authorised for and on behalf                    ) /s/ Mark Russell
of FORTIS BANK (NEDERLAND) N.V.                      ) Attorney in fact
(as Arranger, Bank and Swap Provider)                )

SIGNED by Mark Russell                               )
duly authorised for and on behalf                    ) /s/ Mark Russell
of FORTIS BANK (NEDERLAND) N.V.                      ) Attorney in fact
(as Agent and security trustee)                      )

SIGNED by Mark Heptinstall                           )
duly authorised for and on behalf                    ) /s/ Mark Heptinstall
of HSBC BANK PLC                                     )
(as Arranger, Bank and Swap Provider)                )

                                   APPENDIX A

                             FORM OF DRAWDOWN NOTICE

To:      Fortis Bank (Nederland) N.V.

From:    Arlington Tankers Ltd.

                                                                            2004

Dear Sirs,

                                 DRAWDOWN NOTICE

     We refer to the Loan Agreement dated             2004 made between, amongst
others, ourselves and yourselves ("THE AGREEMENT").

     Words and phrases defined in the Agreement have the same meaning when used in this Drawdown Notice.

     Pursuant to Clause 2.3 of the Agreement, we irrevocably request that you
advance a Drawing of [           ] to us on           2004, which is a Business
Day, by paying the amount of the Drawing to [            ].

     We warrant that the representations and warranties contained in Clause 4 of the Agreement are true and correct at the date of this Drawdown Notice and will be true and correct on 2004; that no Event of Default nor Potential Event of
Default has occurred and is continuing, and that no Event of Default or
Potential Event of Default will result from the advance of the Drawing requested in this Drawdown Notice.

     [We select the period of [        ] months as the first Interest Period].

                                Yours faithfully

                             .......................

                              For and on behalf of

                             ARLINGTON TANKERS LTD.

                                   APPENDIX B

                          FORM OF TRANSFER CERTIFICATE

                              TRANSFER CERTIFICATE

To:  Fortis Bank (Nederland) N.V.

This transfer certificate relates to a secured loan facility agreement (as from time to time amended, varied, supplemented or novated "THE LOAN AGREEMENT")
dated 2004, on the terms and subject to the conditions of which a secured loan facility of up to $135,000,000 was made available to Arlington Tankers Ltd. by a syndicate of banks on whose behalf you act as agent and security trustee.

1    Terms defined in the Loan Agreement shall, unless otherwise expressly indicated, have the same meaning when used in this certificate. The terms
     "TRANSFEROR" and "TRANSFEREE" are defined in the schedule to this certificate.

2    The Transferor:-

     2.1 confirms that the details in the Schedule under the heading
         "TRANSFEROR'S COMMITMENT" accurately summarise its Commitment; and

     2.2 requests the Transferee to accept by way of novation the transfer to the Transferee of the amount of the Transferor's Commitment specified in the Schedule by counter-signing and delivering this certificate to the Agent at its address for Communications specified in the Loan
         Agreement.

3    The Transferee requests the Agent to accept this certificate as being delivered to the Agent pursuant to and for the purposes of clause [ ] of the Loan Agreement so as to take effect in accordance with the terms of that clause on the Transfer Date specified in the Schedule.

4    The Agent (on its own behalf and on behalf of the Borrower and each of the
     Banks other than the Transferor) confirms its acceptance of this certificate for the purposes of clause [ ] of the Loan Agreement.

5    The Transferee confirms that:-

     5.1 it has received a copy of the Loan Agreement together with all other information which it has required in connection with this transaction;

     5.2 it has not relied and will not in the future rely on the Transferor or any other party to the Loan Agreement to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information; and

     5.3 it has not relied and will not in the future rely on the Transferor or any other party to the Loan Agreement to keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any of the Security Parties.

6    Execution of this certificate by the Transferee constitutes its representation to the Transferor and to all other parties to the Loan
     Agreement that it has the power to become a party to the Loan Agreement as a Bank on the terms of the Loan Agreement and has taken all steps to authorise execution and delivery of this certificate.

7    The Transferee undertakes with the Transferor and each of the other parties to the Loan Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Loan Agreement will be assumed by it after delivery of this certificate to the Agent and the satisfaction of any conditions subject to which this certificate is expressed to take effect.

8    The Transferor makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Security Documents or any document relating to any of the Security Documents, and assumes no responsibility for the financial condition of any of the Security Parties or for the performance and observance by the Security Parties of any of their obligations under any of the Security Documents or any document relating to any of the Security Documents and any conditions and warranties implied by law are expressly excluded.

9    The Transferee acknowledges that nothing in this certificate or in the Loan
     Agreement shall oblige the Transferor to:-

     9.1 accept a re-transfer from the Transferee of the whole or any part of the rights, benefits and/or obligations transferred pursuant to this certificate; or

     9.2 support any losses directly or indirectly sustained or incurred by the
         Transferee for any reason including, without limitation, the non-performance by any party to

         any of the Security Documents of any obligations under any of the
         Security Documents.

10   The address and fax number of the Transferee for the purposes of clause [ ]
     of the Loan Agreement are set out in the Schedule.

11   This certificate may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

12   This certificate shall be governed by and interpreted in accordance with
     English law.

                                  THE SCHEDULE

1    TRANSFEROR:

2    TRANSFEREE:

3    TRANSFER DATE (not earlier that the fifth Business Day after the date of delivery of the Transfer Certificate to the Agent):

4    TRANSFEROR'S COMMITMENT:

5    AMOUNT TRANSFERRED:

6    Transferee's address and fax number for the purposes of clause 10.20 of the
     Loan Agreement:

[NAME OF TRANSFEROR]                                 [NAME OF TRANSFEREE]

By:                                                  By:

Date:                                                Date:

FORTIS BANK (NEDERLAND) N.V. as Agent
for and on behalf of itself, the Borrower and each of the Banks (other than the
Transferor)

By:

Date: